UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MEDSONIX, INC.

(Name of small business issuer in its charter)

Nevada	3845	88-0512759
(State or Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization	Classification Code Number)	Identification No.)

2626 S. Rainbow Blvd. Suite 109

Las Vegas, NV 89146

(702) 873-3700

(Address and telephone number of principal executive offices)

Alphonse Cassone, President

MEDSONIX, INC.

2626 S. Rainbow Blvd, Suite 109

Las Vegas, Nevada 89146

(702) 873-3700

(Name, address and telephone number of agent for service)

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Approximate date of proposed sale to public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.001 par value	74,000	$0.05	$3,700	$0.40
Common Stock, $0.001 par value	77,000	$0.25	$19,250	$2.06
Common Stock, $0.001 par value	625,000	$0.40	$250,000	$26.75
Common Stock, $0.001 par value	20,000	$0.75	$15,000	$1.60
Common Stock, $0.001 par value	508,025	$1.00	$508,025	$54.36
Common Stock, $0.001 par value	1,000,000	$2.00	$2,000,000	$214.00
TOTAL	2,304,025	N/A	$2,795,975	$299.17

(1)	The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these Securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated __________, 2006

Initial Public Offering

PROSPECTUS

1,304,025 Shares of Common Stock

1,000,000 Shares of Common Stock at $2.00 per share

We are offering to the public a minimum of 250,000 and a maximum of 1,000,000 shares of common stock at a price of $2.00 per share on a “direct public offering” basis through our officers and directors. We have set a minimum investment of 1,250 shares or $2,500. If we do not sell at least the minimum of 250,000 shares by [nine months from the date of effectiveness], the offering will terminate and all money paid for shares will be promptly returned to the purchasers, without interest and without deduction.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. No arrangement has been made to place the funds in an escrow, trust or similar account.

In addition to the public offering, we have prepared this prospectus to allow certain of our current stockholders to sell up to 1,304,025 shares of our common stock. This prospectus relates to the disposition by the selling security holders listed on page 16, or their transferees, of up to 1,304,025 shares of our common stock already issued and outstanding. We will receive no proceeds from the disposition of already outstanding shares of our common stock by the selling security holders.

The selling security holders may sell these shares from time to time after this Registration Statement is declared effective by the Securities and Exchange Commission. Currently, no public market exists for the common stock of Medsonix. We can provide no assurance that a public market for our securities will develop and ownership of our securities is likely to be an illiquid investment for the foreseeable future. For a description of the plan of distribution of the shares, please see page 18 of this prospectus.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

We urge you to read carefully the “Risk Factors” section beginning on page 4 where we describe specific risks associated with an investment in Medsonix,, Inc., and these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is subject to completion or amendment. We have filed a registration statement with the Securities and Exchange Commission relating to the securities offered in this prospectus. We may not sell nor may we accept any offers to buy the securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell or a solicitation of an offer to buy any securities. We shall not sell these securities in any state where such offer, solicitation or sale would be unlawful before we register or qualify the securities for sale in any such State.

THE DATE OF THIS PROSPECTUS IS __________, 2006.

TABLE OF CONTENTS

PAGE

Prospectus Summary	1
The Offering	2
Summary Financial Information	3
Risk Factors	4
Available Information	11
Special Note Regarding Forward-Looking Information	11
Use of Proceeds	12
Determination of Offering Price	13
Dilution	13
Selling Security Holders	15
Plan of Distribution and Terms of the Offering	18
Legal Proceedings	20
Directors, Executive Officers, Promoters and Control Persons	20
Security Ownership of Beneficial Owners and Management	24
Description of Securities	25
Interest of Named Experts and Counsel	31
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	31
Description of Business	32
Management’s Discussion and Analysis of Financial Condition and Results of Operations	40
Description of Property	48
Certain Relationships and Related Transactions	48
Market for Common Equity and Related Stockholder Matters	49
Executive Compensation	52
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	52

Medsonix, Inc. Audited Financial Statements

PROSPECTUS SUMMARY

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus. You should carefully consider the matters discussed in “Risk Factors” beginning on page 4.

Medsonix, Inc. (“Medsonix”)

Medsonix was incorporated in the state of Nevada on November 1, 2001. On December 11, 2002, Medsonix completed the acquisition of Sonic Wellness Center, Inc., which was the entity that conducted the testing with the University of Nevada Las Vegas, and Advanced Acoustic Technologies, which was the manufacturer of the Cassone Transducer. Pursuant to the acquisitions Medsonix acquired 100% of the issued and outstanding common stock of both Sonic Wellness and Advanced Acoustic.

Medsonix was founded for the purpose of marketing a patented acoustic technology system called “Medsonix Therapy System” (MTS), which is a registered FDA Class I medical device and has also received manufacturer certification from the FDA for medical device production. Our founder and President, Alphonse Cassone, is the inventor and the sole owner of the patent and patents pending for the proprietary device utilizing this technology called the Cassone Transducer. The Cassone Transducer is used as a method of treating medical disorders with acoustic waves. Mr. Cassone has granted Medsonix, Inc. the exclusive licensing rights to the systems technology.

Medsonix plans to develop and market the Medsonix Therapy System through multiple distribution channels both foreign and domestic. We are currently developing our patented applied technologies and are also seeking to establish its corporate identity in the medical device industry. The Medsonix growth strategy calls for capital funding as well as the following objectives:

•	Finalize additional locations on both east and west coasts.

•	Build staff and infrastructure for corporate & manufacturing facilities on west coast and marketing offices on both east and west coasts.

•	Establish a corporate identity.

•	Conduct further research with an accredited medical university.

We are still in the early stages of operations and we may not fulfill our stated goals until the future, if at all. We have had a limited operating history since our organization in 2001 and have experienced significant losses since inception. We have been dependent on private placements with investors for our working capital and development needs.

Going Concern

The consolidated financial statements included in this Prospectus have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of Medsonix as a going concern. Our cash position may be inadequate to pay all of the costs associated with testing, production and marketing of our technology. Management intends to use borrowings and security sales to mitigate the effects of its cash position, however no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue existence.

Our principal executive office address and phone number is:

MEDSONIX, INC., 2626 S. Rainbow Blvd., Suite 109, Las Vegas, Nevada 89146

(702) 873-3700.

The Offering

Securities Offered by Medsonix (1)	250,000 shares minimum 1,000,000 shares maximum of common stock

Price Per Share to new investors	$2.00

Minimum Purchase	1,250 shares or $2,500

Offering Termination Date	[Nine months from the date of effectiveness]

Shares offered by the selling security holders	1,304,025 shares of common stock, $0.001 par value per share

Total Shares being registered	2,304,025 shares of common stock, $0.001 par value per share

Offering price by selling security holders (2)	Determined at the time of sale by the selling security holders.

Total shares of common stock outstanding as of September 30, 2005	7,081,500

Total shares of common stock outstanding as of the date of this Prospectus	7,231,525

Common Stock Outstanding after Offering and including those of the selling stockholders	7,481,525 shares if the minimum offering 7,731,525 shares if the middle of the offering 8,231,525 shares if the maximum offering

Estimated Net Proceeds

We will not receive proceeds from the disposition of already outstanding shares of our common stock held by selling security holders or their transferees.

We will receive proceeds of $500,000 for the minimum offering; $1,000,000 for the middle of the offering; and $2,000,000 for the maximum offering.

Use of Proceeds

Other than the expenses of the offering, the proceeds of the offering will be used for the purchase of supplies for the production of additional Cassone transducers, establishing new treatment facilities, and general corporate purposes, including working capital.

Trading Market	None presently, although following completion of this offering we anticipate the filing of our common stock on the OTC Bulletin Board.
(1)	Management may not and will not purchase any shares in this offering, whether to reach the minimum or otherwise.
(2)	Shares acquired in private placements at prices ranging from $0.05 to $1.00 per share.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Operating Statement Data:	For the nine months ended September 30,	For the year ended December 31,		Audited Inception (November 1, 2001) to September 31, 2005
	2005 (audited)	2004 (audited)	2003 (audited)	2005 (audited)
Income Statement Data:

Revenue	$ 5,265	$ 14,818	$ 7,559	$ 30,832
Cost of goods sold	-	-	-	-

Gross Profit	5,265	14,818	7,559	30,832

Expenses:
Selling, general and administrative expenses	208,263	82,241	49,224	401,18
Selling, general and administrative Expenses – related party	94,500	-	-	94,500
Depreciation and amortization Expenses	134,899	163,466	2,381	300,746
Total expenses	437,662	245,707	51,605	796,430

Net (loss)	$ (559,172)	$ (399,272)	$ (16,038)	$ (1,032,748)
Net (loss) per share – basic and fully diluted	$ (0.07)	$ (0.05)	$ (0.00)	$ (0.13)

Balance Sheet Data:	As at September 30, 2005 (audited)	As at December 31, 2004 (audited)	As at December 31, 2003 (audited)
Total Assets...	$ 2,920,185	$ 2,892,131	$ 5,990
Liabilities...	3,270,623	3,220,397	57,184
Stockholders’ Deficit...	$ (350,438)	$ (328,266)	$ (51,194)

RISK FACTORS

Investing in our common stock will provide you with an equity ownership in Medsonix, Inc. As one of our stockholders, you will be subject to risks inherent in our business. The trading price of your shares will be affected by the performance of our business relative to, among other things, competition, market conditions, and general economic and industry conditions. The value of your investment may decrease, resulting in a loss. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in shares of our common stock. As of the date of this Prospectus, our management is aware of the following material risks.

Risks Relating to an Investment in Medsonix

Our auditor’s report reflects the fact that without realization of additional capital, it would be unlikely for us to continue as a going concern.

As a result of our deficiency in working capital at September 30, 2005, our auditors have included a paragraph in their report regarding substantial doubt about our ability to continue as a going concern. Our plans in this regard are to seek additional funding through this offering and future equity private placements or debt facilities.

We are a development stage company, organized in 2001 and have a minimal operating history, which raises substantial doubt as to our ability to successfully develop profitable business operations.

We have a limited operating history. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a business in the medical device and medical therapy industries. We have yet to generate significant revenues from operations and have been focused on organizational, start-up, development, and market analysis and fund raising activities. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including:

•	our ability to raise adequate working capital;
•	success of our development;
•	demand for our medical devices and our medical therapies;
•	the level of our competition;
•	our ability to attract and maintain key management and employees; and
•	our ability to efficiently produce and establish facilities for treatment in a highly competitive and speculative environment while maintaining quality and controlling costs.

To achieve profitable operations, we must, alone or with others, successfully execute on the factors stated above, along with continually developing ways to enhance our production, marketing and treatment efforts, when commenced. Despite our best efforts we may not be successful in our development efforts or obtain required regulatory approvals. Since inception, we have incurred a net loss of $1,032,748 and at September 30, 2005 our liabilities exceeded our assets by $350,438.

At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment.

Because the nature of our business is expected to change as a result of shifts in the market acceptance of our therapy and medical devices, competition, and the development of new and improved technology, management forecasts are not necessarily indicative of future operations and should not be relied upon as an indication of future performance.

While management believes its estimates of projected occurrences and events are within the timetable of its business plan, our actual results may differ substantially from those that are currently anticipated

There are uncertainties and substantial risks related to a new business and there is nothing at this time on which to base an assumption that our business plan will prove to be successful or that we will ever be able to operate profitably.

We have only engaged in a limited amount of marketing of our medical device and therapy. Although, we have successfully installed operating units in Las Vegas, Nevada and more recently Santa Monica, California, we have had a limited amount of sales and services. There can be no assurance that our therapies will gain market acceptance or will be leased or otherwise marketed at a price that is profitable to Medsonix. To date, we have been involved primarily in organization, research and development of the medical device and therapy. Potential investors should be aware that there is a substantial risk of failure associated with a new business as a result of problems encountered in connection with their formation and commencement. There is limited operating history upon which to base any projection as to the likelihood that Medsonix will prove successful and there can be no assurance that we will achieve profitable operations or even generate any significant operating revenues.

We may need additional capital in the future to finance our planned growth, which we may not be able to raise or it may only be available on terms unfavorable to us or our stockholders, which may result in our inability to fund our working capital requirements and harm our operational results.

We have and expect to continue to have substantial capital expenditure and working capital needs. We believe that current cash on hand and the other sources of liquidity are only sufficient enough to fund our operations for approximately ten months, if the minimum was raised, and approximately twelve months if the maximum was raised. After that time we will need to rely on cash flow from operations or raise additional cash to fund our operations, to fund our anticipated needs and implement our growth strategy, or to respond to competitive pressures and/or perceived opportunities, such as investment, acquisition, research and development activities.

We do not know the exact specific financial requirements of the projects, therapies, or ventures in which we may participate and therefore do not know what our exact capital needs will be. In addition, we may incur substantial costs in connection with research and development and/or negotiations for business opportunities. If our resources or cash flows do not satisfy our operational needs, we will require additional financing, in addition to anticipated cash generated from our operations, to fund our planned growth. Additional financing might not be available on terms favorable to us, or at all. If adequate funds were not available or were not available on acceptable terms, our ability to fund our operations, take advantage of unanticipated opportunities, develop or enhance our business or otherwise respond to competitive pressures would be significantly limited. In such a capital restricted situation, we may curtail our production, research or expansion of facilities or be forced to sell some of our assets on an untimely or unfavorable basis.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders would be reduced, and these newly issued securities might have rights, preferences or privileges senior to those of existing stockholders.

Medsonix is introducing a newly patented medical therapy into the market and we have a limited track record for this therapy.

Our therapy system may not be accepted by enough patients or fast enough to support business operations and make a profit. General market conditions might be such that sales will be slow or even non-existent, or the therapy itself might not fit the needs of customers enough to induce sales. While we anticipate the ability to sell or otherwise market the therapies we develop, we cannot predict the volume of sales that will occur or even if sales will be sufficient to support the future operations of our company.

We may not be able to keep up with rapid technological change and intense competition.

The medical device and alternative medical therapy industry is characterized by rapidly evolving technology and intense competition. Many of our competitors have substantially greater capital resources, greater research and development, manufacturing and marketing resources and experience and greater name recognition than we do. Certain intellectual property is the subject of the patent and patent-pending initiated by the inventor, Alphonse Cassone. However, there can be no assurance that our competitors will not succeed in developing or marketing technologies and therapies that are more effective than our medical device or that would render our therapies obsolete or noncompetitive. Moreover, there can be no assurance that we will be able to price our therapy at or below the prices of competing therapies and technologies in order to facilitate market acceptance.

In addition, new procedures, therapies and/or medications could be developed that replace or reduce the significance of our therapy. Accordingly, our success will depend, in part, on our ability to respond quickly to medical and technological changes through the development and introduction of new therapies and enhancements. Medical device development involves a high degree of risk, and there can be no assurance that our new therapy development efforts will result in any commercially successful therapies. Our failure to compete or respond to technological change in an effective manner would have a material adverse effect on our business.

We are highly dependent on Alphonse Cassone, our president and chairman. The loss of Mr. Cassone, whose knowledge, leadership and technical expertise upon which we rely, would harm our ability to execute our business plan.

Mr. Alphonse Cassone is the inventor of the Cassone Trasnducer and Medsonix Therapy System. Our success depends heavily upon the continued contributions of Mr. Cassone, whose knowledge, leadership and technical expertise would be difficult to replace, and on our ability to retain and attract experienced technical and professional staff. We have entered into an exclusive license agreement for the U.S. patent applications granted and pending to Mr. Cassone. If we were to lose his services or our license to his patents, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could locate a suitable replacement for Mr. Cassone and/or a suitable alternative for the licensed patents.

Our Therapy System is based upon technology acquired by us through an Exclusive License Agreement, which if terminated would result in a high probability of investors losing their investment.

Our Exclusive License Agreement with Alphonse Cassone, which we entered into on February 8, 2006, contains terms requiring the payment of a $3 million License Fee and 10% Royalty Payments with a minimum payment of $500,000 commencing in year three. If the minimum payment terms are not met, or if we breach the License Agreement in any other way, there is a high probability investors will lose their investment.

Since we are introducing a new therapy into the market, we may be subject to the therapy operating defectively over time.

The therapy may, over time, operate defectively or cause injury to persons, even when operated as designed. This is particularly true of therapies used in the treatment of health ailments, such as the therapies being used by Medsonix. If Medsonix is unable to repair any such defect, Medsonix may be required to refund therepy money or be held responsible for losses incurred because of the defect, including direct and consequential damages to persons or property. Moreover, even if Medsonix is able to repair the defect, Medsonix may be held liable for losses or injuries caused by the defect before it can be fixed. In such a case, Medsonix may experience losses, or, in severe cases, be unable to continue operations.

Although Medsonix only markets therapies used in the practice of medicine and is not engaged in the practice of medicine, the use of our equipment in the treatment of medical ailments entails a risk of professional liability claims as well as commercial liability claims. Consequently, Medsonix may be named as a defendant or co-defendant in such claims. Medsonix currently maintains medical malpractice and liability insurance for its business. Medsonix cannot provide investors with any assurance that this insurance will prove adequate or cover all claims made against Medsonix. Judgments against Medsonix with respect to all such claims in the future could force us to discontinue our operations.

We are subject to US and International laws and regulations which may have a material negative impact on our financial condition.

Medsonix is subject to United States and international laws and regulations regarding the development, production, transportation and lease of the therapies Medsonix sells. Medsonix may be required to comply with certain restrictive regulations, or potential future regulations, rules, or directives. Due to the nature of the medical equipment industry, Medsonix cannot guarantee that restrictive regulations will not, in the future, be imposed. Such potential regulatory conditions or compliance with such regulations may increase our cost of operations or decrease our ability to generate income. Many of Medsonix operations are affected by federal, state and local health care regulations and could potentially be interrupted or terminated on the basis of health care or other considerations. Moreover, Medsonix is potentially subject to significant financial penalties if it violates such regulations. Attempted compliance with such regulations may affect Medsonix operations and may necessitate significant capital outlays.

Risks Associated with DaVinci-Franklin Financing

We have issued Series A Preferred Stock to DaVinci-Franklin Fund I, LLC pursuant to an Investment Agreement which subjects us to several restrictive terms and conditions. If an event of default occurs under the Investment Agreement with DaVinci-Franklin, DaVinci-Franklin may invoke 80:1 voting rights, which could result in a change of control.

On February 18, 2005, we entered into an Investment Agreement with DaVinci-Franklin Fund I, LLC pursuant to an Investment Agreement and related Registration Rights Agreement. Subject to certain grace periods, the Investment Agreement provides for the following events of default (among others):

•	Failure to pay dividends when due;
•	An uncured breach by us of any material covenant, term or condition;
•	Failure to file a registration statement covering the common stock to be issued upon conversion of the Series A Preferred;
•	Any form of bankruptcy or insolvency proceeding is instituted by or against us; and

•

Sale of securities at a purchase or conversion price less than $0.80 per share with the exception of already existing stock option agreements that will remain in force with their existing terms and conditions; (ii) issue any derivative securities such as convertible notes, warrants, options, debentures; (iii) authorize or effectuate a reverse-split of our outstanding common stock; or (iv) issue a common stock dividend (forward-split).

The Investment Agreement also contains the following language:

"EFFECTS OF DEFAULT. ANY FAILURE BY THE COMPANY TO COMPLY WITH THE TERMS OF THIS AGREEMENT SHALL BE DEEMED A MATERIAL BREACH OF THIS AGREEMENT AND RESULT IN A DEFAULT AGAINST THE COMPANY, WHICH WILL IMMEDIATELY ENABLE INVESTOR TO INVOKE 80 TO 1 VOTING RIGHTS ON ITS PREFERRED STOCK. THIS SHALL BE IN ADDITION TO ANY OTHER REMEDY THE INVESTOR MAY HAVE AT LAW OR UNDER THIS AGREEMENT."

The impact of a default in the terms of the Investment Agreement which we have entered into with DaVinci-Franklin is to provide voting control of Medsonix to DaVinci-Franklin in the event of a default.

There can be no assurance that we will satisfy all of the conditions of the agreements executed in the private placement with DaVinci-Franklin.

Pursuant to the terms of the DaVinci-Franklin agreements, we are subject to a condition subsequent to file a registration statement permitting the resale of common stock issued upon the exercise of the conversion rights of DaVinci-Franklin on or before twelve months. Although we believe that we will meet the deadline for filing the registration statement, there can be no assurance that such a statement will be declared effective within the time required. Failure to satisfy this condition subsequent would constitute a default.

The issuance of shares to DaVinci-Franklin upon conversion of the Series A convertible Preferred may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares of common stock upon conversion of the Series A convertible Preferred may result in dilution to the interests of other stockholders. DaVinci-Franklin may ultimately convert and sell the full amount issuable on conversion.

It is likely at the time shares of common stock are issued to DaVinci-Franklin, the conversion price of such securities, one share of common for each share of Series A Preferred, will be less than the market price of the securities. The issuance of common stock under the terms of our agreements with DaVinci-Franklin will result in dilution of the interests of the existing holders of common stock at the time of the conversion. Furthermore, the sale of common stock owned by DaVinci-Franklin, as a result of the conversion of the Series A Preferred, may result in lower prices for the common stock if there is insufficient buying interest in the market at the time of conversion.

Risks Relating to Our Common Stock

There is no current public market for our common stock; therefore investors in this offering will have a very limited ability to liquidate their investment for any reason.

As of the date of this prospectus, there is no public market for our common stock. Following completion of this offering we plan to contact an authorized NASD market maker for sponsorship of our securities on the Over-the-Counter Bulletin Board, however our attempts to do so may be unsuccessful.

Furthermore, if our securities are not quoted on the Over-the-Counter Bulletin Board or listed or quoted elsewhere, a market may never develop for our common stock or if developed may not be sustained. As a result, investors may be unable to liquidate their investment for any reason.

Our common stock could be deemed a low-priced “Penny” stock which could make it cumbersome for brokers and dealers to trade in our common stock, making the market for our common stock less liquid and negatively effect the price of our stock.

In the event we are accepted for trading in the over-the-counter market, trading of our common stock may be subject to certain provisions of the Securities Exchange act of 1934, commonly referred to as the “penny stock Rules” as defined in Rule 3a51-1. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading will be subject to additional sales practice requirements on broker-dealers. These require a broker-dealer to:

•	Deliver to the customer, and obtain a written receipt for, a disclosure document;
•	Disclose certain price information about the stock;
•	Disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
•	Send monthly statements to customers with market and price information about the penny stock; and
•	In some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

Consequently, penny stock rules may restrict the ability or willingness of broker-dealers to trade and/or maintain a market in our common stock. Also, prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.

Due to our low book value, investors in this offering will incur substantial immediate dilution.

Investors who purchase shares of common stock in this offering will pay a per share price that substantially exceeds the value of our assets after subtracting liabilities. Accordingly, the offering price is substantially higher than the book value per share of our outstanding common stock. As a result, an investor who acquires shares of common stock in this offering will incur immediate substantial dilution of approximately $1.99 per share if the minimum offering is achieved, $1.92 per share if the middle of the offering is achieved and $1.80 per share if the maximum offering is achieved. See “Dilution” on page 15 for a more detailed description of how new stockholders will incur dilution.

Future sales of our common stock may result in a decrease in the market price of our common stock, even if our business is doing well.

The market price of our common stock, when and if established, could drop due to sales of a large number of shares of our common stock in the market after the offering or the perception that such sales could occur. This could make it more difficult to raise funds through future offerings of common stock.

On completion of a maximum offering, we will have outstanding 8,231,525 shares of our common stock. This includes the 1,000,000 shares maximum we are selling in this offering, all of which may be resold in the public market immediately unless purchased in the offering by one of our affiliates.

Our executive officers and directors own 4,889,250 shares and also hold options to acquire an additional 1,102,000 shares within 60 days after the closing of this offering.

Our articles of incorporation, bylaws and Nevada Law contain provisions that could discourage an acquisition or change of control of Medsonix.

Our articles of incorporation authorize our board of directors to issue preferred stock and common stock without stockholder approval. If our board of directors elects to issue additional series of preferred stock, it could be more difficult for a third party to acquire control of us. In addition, provisions of the articles of incorporation and bylaws could also make it more difficult for a third party to acquire control of us. In addition, Nevada’s “Combination with Interested Stockholders’ Statute” and its “Control Share Acquisition Statute” may have the effect in the future of delaying or making it more difficult to effect a change in control of Medsonix.

These statutory anti-takeover measures may have certain negative consequences, including an effect on the ability of the stockholders of Medsonix or other individuals to (i) change the composition of the incumbent board of directors of Medsonix; (ii) benefit from certain transactions which are opposed by the incumbent board of directors; and (iii) make a tender offer or attempt to gain control of Medsonix, even if such attempt were beneficial to Medsonix and our stockholders. Since such measures may also discourage the accumulations of large blocks of our common stock by purchasers whose objective is to seek control of Medsonix or have such common stock repurchased by Medsonix or other persons at a premium, these measures could also depress the market price of our common stock. Accordingly, our stockholders may be deprived of certain opportunities to realize the “control premium” associated with take-over attempts.

Since this is a direct public offering with no underwriter, we may not be able to sell any shares. If we do not sell any shares or enough to reach the minimum offering amount, we will be forced to seek other financing to expand our operations.

We have not retained an underwriter to sell any of our shares. We are conducting this offering as a direct public offering, which means there is no guarantee as to how much money we will be able to raise, or if we will successfully sell any of the shares in this offering, or if we do sell shares that we will successfully meet our 250,000 share minimum. Our officer and directors, Alphonse Cassone and Bruce Benson, will be selling the shares. If they fail to sell at least the minimum number of shares offered in this prospectus, our ability to implement our business plan will be materially effected and we will be forced to seek other methods of financing.

We do not expect to pay dividends for the foreseeable future.

For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

About this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since this date.

In this prospectus, the words “Medsonix,” “we,” “our,” and “us” refer only to Medsonix, Inc., (unless indicated otherwise), and not to any of the stockholders. You should read carefully this entire prospectus, including the financial information and related notes, as well as the documents we have incorporated by reference into this prospectus.

AVAILABLE INFORMATION

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. We intend to register our securities under Section 12(g) of the Exchange Act. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended.

All of our reports will be available for review through the SEC’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the SEC’s web site (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year.

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Description of Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “intends to”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws.

USE OF PROCEEDS

We will not receive any proceeds from the disposition of the shares of common stock by the selling security holders or their transferees.

We estimate that we will receive net proceeds from the sale of shares of our common stock in this offering of approximately $433,466 if the minimum offering is achieved and $1,933,466 if the maximum offering is achieved, assuming an initial public offering price of $2.00 per share and after deducting estimated expenses of $66,534 in the offering.

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our development and therepy program, competing companies, changes in our existing business relationships, our ability to establish collaborative arrangements, the initiation of development and production activities and the availability of other financing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash and short-term investments, the maximum proceeds of this offering and cash flow from operations, if any, will be adequate to satisfy our capital needs for at least 40 months following consummation of this offering. We intend to utilize the estimated net proceeds during the 12-month period following this offering for the following purposes:

	Minimum Amount (250,000 shares)	Half of the Amount (500,000 shares)	Maximum Amount (1,000,000 shares)

Total Proceeds	$500,000	$1,000,000	$2,000,000

Less: Offering Expenses
Legal	$50,000	$50,000	$50,000
Accounting	$11,250	$11,250	$11,250
Copying, Printing & Documenting	$5,000	$5,000	$5,000
SEC Filing Fee (1)	$283.71	$283.71	$283.71

Net Proceeds from Offering	$433,466.29	$933,466.29	$1,933,466.29

Use of Net Proceeds
Operational Expenses & General Working Capital	116,733.29	266,733.29	566,733.29
License Fee (2)	100,000	200,000	400,000
Marketing Expenses	65,020	140,020	290,020
Advertising Design and Placement	43,347	93,347	193,347
Website	13,004	28,004	58,004
Brochures	8,669	18,669	38,669
Research	21,673	46,673	96,673
Manufacturing	65,020	140,020	290,020

Net Proceeds	433,466.29	$933,466.29	$1,933,466.29
(1)	The additional SEC filing fee for the registration of 144,525 shares issued to Stoecklein Law Group for legal services was paid for by Stoecklein Law Group and will not effect our offering expenses.
(2)

Our Exclusive License Agreement requires a payment of up to 20% of funds raised until we pay $3 million. If the Licensor chooses to defer the License payments, we will use these funds as general working capital.

We intend to apply the balance of the proceeds of the offering to working capital and general corporate purposes. Our management will have broad discretion with respect to the use of proceeds retained as general working capital. Such proceeds may be used to defray overhead expenses, potential research and testing, to fund expansion and negative cash flow positions, and for future opportunities and contingencies that may arise. Pending such uses, we intend to invest the net proceeds of this offering in money-market funds or short-term interest-bearing, investment-grade securities. We cannot predict whether the proceeds invested will yield a favorable return.

DETERMINATION OF OFFERING PRICE

We have arbitrarily determined the initial public offering price of the shares. We considered several factors in such determination. Including the following:

•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

At September 30, 2005 our common stock had a net tangible book value of approximately $(350,438) or $(0.05) per share. After giving effect to the receipt of the net proceeds from the minimum, middle and maximum offering offered in this prospectus at an assumed initial offering price of $2.00 per share, our pro forma net tangible book value at September 30, 2005, would have been: $83,028.29 or $0.01 per share in the minimum offering; $583,028 or $0.08 per share in the middle of the offering; and $1,583,028.29 or $0.20 per share in the maximum offering. This represents an immediate increase in net tangible book value to our present stockholders of $0.06 in the minimum offering, $0.13 in the middle of the offering, and $0.25 per share in the maximum offering. This results in immediate dilution per share to investors of $1.99 or 99.43% in the minimum offering, $1.92 or 96.15% in the middle of the offering and $1.80 or 90.21% in the maximum offering.

The following table illustrates dilution to investors on a per share basis (1):

	Minimum	Middle	Maximum
Offering price per share...	$2.00	$2.00	$2.00
Net tangible book value per share before offering...	$0.05	$0.05	$0.05
Increase per share attributable to investors...	$0.06	$0.13	$0.25
Pro forma net tangible book value per share after offering...	$0.01	$0.08	$0.20
Dilution per share to investors...	$1.99	$1.92	$1.80

(1) This table and all the following tables included in the Dilution Section do not take into account the issuances of shares after September 30, 2005, which were to Susie Issacs and Stoecklein Law Group for a total of 150,025 additional shares.

The following tables summarize, as of September 30, 2005 the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The following table assumes the sale of 250,000 shares minimum offered in this prospectus at an assumed initial public offering of $2.00 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Cash Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent

Original Stockholders	7,081,500	97%	$305,310	38%	$0.04
Public Stockholders	250,000	3%	$500,000	62%	$2.00
Total	7,331,500	100%	$805,310	100%

The following table assumes the sale of 500,000 shares representing the middle amount of shares offered in this prospectus at an assumed initial public offering of $2.00 per share and before any deduction or estimated offering expenses.

	Shares Purchased		Total Cash Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent

Original Stockholders	7,081,500	93%	$305,310	23%	$0.04
Public Stockholders	500,000	7%	$1,000,000	77%	$2.00
Total	7,581,500	100%	$1,305,310	100%

The following table assumes the sale of the 1,000,000 shares maximum offered in this prospectus at an assumed initial public offering price of $2.00 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Cash Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent

Original Stockholders	7,081,500	88%	$305,310	13%	$0.04
Public Stockholders	1,000,000	12%	$2,000,000	87%	$2.00
Total	8,081,500	100%	$2,305,310	100%

SELLING SECURITY HOLDERS

The shares to be offered by the selling security holders are “restricted” securities under applicable federal and state laws and are being registered under the Securities Act of 1933, as amended (the “Securities Act”) to give the selling security holders the opportunity to publicly sell these shares. The registration of these shares does not require that any of the shares be offered or sold by the selling security holders. The selling security holders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

Each of the selling security holders (i) purchased the securities covered by this prospectus in the ordinary course of business, and (ii) at the time of purchase of such securities, the selling security holder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

Other than the costs of preparing this prospectus and a registration fee to the SEC, we are not paying any costs relating to the sales by the selling security holders.

Selling Security Holder Information

The following is a list of selling security holders who own or have the right to acquire an aggregate of 1,304,025 shares of our common stock covered in this prospectus.

	BEFORE OFFERING
Name	Number of Shares of Common Stock Owned	Total Number of Shares Beneficially Owned (1)	Percentage of Shares Owned (1)	Number of Shares Offered (2)	Shares Owned after Offering (3)
Benson-Powell, Kathryn 6170 W. Lake Mead Blvd. Suite 311 Las Vegas, NV 89108	34,000 (4)	34,000	0.0%	34,000	0
Blaisdell, Charles 215 E. 68th Street Apt. 12D New York, NY 10021	5,000	5,000	0.0%	5,000	0
Blaser, Scott & Melody 10345 W. Rogena Avenue Las Vegas, NV 89149	5,000	5,000	0.0%	5,000	0
Carter, David 2812 Mason Avenue Las Vegas, NV 89102	5,000	5,000	0.0%	5,000	0
Daly, John 9005 W. Sahara Las Vegas, NV 89117	30,000 (4)	30,000	0.0%	30,000	0
DaVinci-Franklin Fund I, LLC (5) 770 W. Warm Springs Rd. Suite 250 Las Vegas, NV 89119	625,000	625,000	8.6%	625,000	0
Eichberger, Charles 1617 Odette Lane Las Vegas, NV 89117	80,000 (6)	80,000	1.1%	80,000	0

Eichberger, Steve 3724 Plum Blossom Court Las Vegas, NV 89129	60,000 (7)	60,000	0.8%	60,000	0
Gatti, Robert 7145 W. Regena Avenue Las Vegas, NV 89130	5,000	5,000	0.0%	5,000	0
Hammer, Irene 3360 N. Pioneer Way Las Vegas, NV 89129	2,500	2,500	0.0%	2,500	0
Holland, Gerald 1250 Pearl Avenue Escondido, CA 92027	108,000 (8)	108,000	1.5%	108,000	0
Isaacs, Susie 7380 S. Eastern Ave, Suite 124-1, Las Vegas, NV 89123	5,500	5,500	0.0	5,500	0
Kelly, Patrick Jr. 5444 E. Indiana Suite 118 Evansville, Indiana 47715	57,000 (9)	57,000	0.8%	57,000	0
Lane, Haydon 10701 S. Eastern Ave. #2426 Henderson, NV 89052	10,000 (4)	10,000	0.0%	10,000	0
Maheu Family Trust (10) 2140 Vista Famosa Court, Las Vegas, NV 89123	5,000	5,000	0.0%	5,000	0
Maheu, Robert G. 2900 Park Newport #234, Park Newport, CA 82660	5,000	5,000	0.0%	5,000	0
Maheu, William A. and Jane Family Trust (11) 12654 Krestel St., San Diego, CA 92129	5,000	5,000	0.0%	5,000	0
Mann, Jack 2162 Ocean Parkway Brooklyn, NY 11223	20,000 (12)	20,000	0.0%	20,000	0
Musicar, Brian &Fumiko Tachibana 12069 Saber Springs Plaza #393 San Diego, CA 92128	10,000	10,000	0.0%	10,000	0
Ott, Mark 3835 Kingfisher Way Las Vegas, NV 89103	5,000	5,000	0.0%	5,000	0
Peterka, Ed & Jean 2880 Parkway Court Galesburg, IL 61404	1,000	1,000	0.0%	1,000	0
Richardson, Judith 3720 Plum Blossom Court Las Vegas, NV 89129	2,500	2,500	0.0%	2,500	0

Robbins, Joan 10349 Cat Claw Court Las Vegas, NV 89135	1,500	1,500	0.0%	1,500	0
Robbins, Joan & William 10349 Cat Claw Court Las Vegas, NV 89135	2,500	2,500	0.0%	2,500	0
Rosenbach, Myron 13080 Mindanao Way #75 Marina Del Ray, CA 90292	2,500	2,500	0.0%	2,500	0
Southwest Nevada Holdings, Inc. (13) 3638 N. Rancho Drive Suite #6 Las Vegas, NV 89130	15,000	15,000	0.0%	15,000	0
Stoecklein Law Group (14) 402 W. Broadway Suite 400 San Diego, CA 92101	144,525	144,525	2.0%	144,525	0
Traver, E.C. (15) 1905 North Atlantis Blvd. Suite East Penthouse E Fort Lauderdale, FL 33305	20,000	20,000	0.0%	20,000	0
Tolbert Family Trust (16) 3020 Crib Point Drive Las Vegas, NV 89134	10,000	10,000	0.0%	10,000	0
Wood, Margaret 2239 Horse Creek Cr. Henderson, NV 89146	20,000 (9)	20,000	0.0%	20,000	0

(1)	All shares owned in this column and all percentages are based on 7,231,525 shares of common stock issued and outstanding on February 13, 2006.
(2)

This table assumes that each security holder will sell all of its shares available for sale during the effectiveness of the registration statement that includes this prospectus. Selling security holders are not required to sell their shares. See “Plan of Distribution and Terms of the Offering” beginning on page 18.

(3)	Assumes that all shares registered for resale by this prospectus have been issued and sold.
(4)	Issued for consulting services, valued at $0.05 per share.
(5)

DaVinci-Franklin Capital is the managing member of DaVinci-Franklin Fund I, LLC, therefore it has voting, investment and dispositive power over the shares of common stock owned by DaVinci-Franklin Fund I, LLC.  Donald J. Stoecklein, Medsonix’s securities counsel, is one of the three directors of DaVinci-Franklin Capital, therefore Mr. Stoecklein has voting control over DaVinci-Franklin Capital.

(6)

Charles Eichberger acquired a total of 80,000 shares offered through private placements conducted on four different occasions. Mr. Eichberger purchased 17,000 shares on May 11, 2005; 5,000 shares on May 27, 2005; 8,000 shares on June 8, 2005; and 50,000 shares on July 19, 2005.

(7)

Steve Eichberger acquired a total of 60,000 shares offered through private placements on two different occasions. Mr. Eichberger purchased 10,000 shares on May 24, 2005 and 50,000 shares on July 29, 2005.

(8)	Gerald Holland acquired a total of 108,000 shares offered through private placements on two different occasions. Mr. Holland purchased 8,000 shares on May 31, 2005 and 100,000 shares on July 26, 2005.
(9)	Issued for cash at a price of $0.25 per share.
(10)	Peter and Rosemary Maheu have voting power over the shares owned by the Maheu Family Trust dated January 14, 2003.
(11)	William and Jane Maheu have voting power over the shares owned by the William and Jane Maheu family trust.
(12)	Issued for cash at a price of $1.00 per share.
(13)	Don James has voting power over the shares owned by Southwest Nevada Holdings, Inc.
(14)	Stoecklein Law Group was issued 144,525 shares for legal services. Donald J. Stoecklein has sole voting and/or investment control over Stoecklein Law Group

(15)	Issued for cash at a price of $0.75 per share.
(16)	Robert Tolbert and Irene Tolbert have voting power over the shares owned by the Tolbert Family Trust.

Unless footnoted above, based on information provided to us, none of the selling security holders are affiliated or have been affiliated with any broker-dealer in the United States. Except as otherwise provided in this prospectus, none of the selling security holders are affiliated or have been affiliated with us, any of our predecessors or affiliates during the past three years.

PLAN OF DISTRIBUTION AND TERMS OF THE OFERING

This is a “direct public” offering. We will not receive any proceeds of the offering unless we sell shares equal to the minimum offering amount. If the minimum offering is not sold, subscribers will lose the use of their funds for the offering period expiring on [nine months from the date of effectiveness]; the funds invested by them will be promptly returned to the subscribers at the end of the offering without interest and without deduction.

We are offering a minimum two hundred and fifty thousand (250,000) shares and a maximum of one million (1,000,000) shares, at two dollars ($2.00) per share. We can give no assurance that the minimum number of shares will be sold. If subscriptions are received for fewer than 250,000 shares, no shares will be sold.

Upon achieving the minimum offering and the acceptance of a subscription for shares, our transfer agent will issue the shares to the purchasers. We may continue to offer shares through [nine months from the date of effectiveness] or until we have sold all of the securities offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering basis” through Alphonse Cassone, our chairman and president, and Bruce Benson, our vice-president and director, neither of whom will receive any compensation in connection with the sale of shares, although we will reimburse them for expenses incurred in connection with the offer and sale of the shares. Mr. Cassone and Mr. Benson intend to sell the securities being registered according to the following plan of distribution:

•	Offered to friends, family, and business associates of Mr. Cassone and Mr. Benson;

Mr. Cassone and Mr.Benson will be relying and complying with Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sale of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), they must be in compliance with all of the following:

•	must not be subject to a statutory disqualification;
•	must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;
•	must not be an associated person of a broker-dealer;
•

must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 months; and

Mr. Cassone and Mr. Benson will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Mr. Cassone and Mr. Benson do not intend to purchase shares in this offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in compliance with the Blue Sky rules of such state. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Medsonix to each offeree;
•	the subscription is completed by the offeree, and submitted by check back to Medsonix where the subscription and a copy of the check is faxed to counsel for review;
•	each subscription is reviewed by counsel for the Company to confirm the subscribing party completed the form, and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by by Mr. Cassone or Mr. Benson, and the funds deposited into an account labeled: Medsonix Impound Account, within 24 hours of receipt;
•	subscriptions not accepted, are returned with the check undeposited within 24 hours of receipt.

Terms of the Offering:

Medsonix intends to provide for the impounding of the gross proceeds of this offering through a segregated impound account at Bank of America. The impound account will be established for the sole purpose of impounding the funds received in this offering. There is no third party oversight of this account, therefore, our officers will have full control and authority over all funds received prior to the completion of the offering. Once the minimum offering is achieved, funds will be released to Medsonix. The impound account will remain open until the maximum offering is achieved or the offering is terminated. Once the offering is terminated the impound account will be promptly closed.

Investors are strongly cautioned that the impound account is not in any way an escrow or trust account.

You may purchase shares by completing and manually executing the subscription agreement attached to this prospectus and delivering it with your payment in full for all shares which you wish to purchase to our offices. All payments are to be made by cash, check or money order payable only to: “Medsonix Impound Account”, and delivered by Medsonix to Alphonse Cassone by noon of the next business day. Your subscription shall not become effective until accepted by us and approved by our counsel.

Selling Security Holders Plan of Distribution

As of the date of this prospectus, we have not been advised by the selling security holders as to any plan of distribution. Distributions of the shares by the selling security holders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares may be sold include:

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
•	exchange distributions and/or secondary distributions;
•	sales in the over-the-counter market;
•	underwritten transactions;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
•	privately negotiated transactions.

Such transactions may be effected by the selling security holders at market prices prevailing at the time of sale or at negotiated prices. The selling security holders may effect such transactions by selling the common stock to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensations in the form of discounts or commissions from the selling security holders and may receive commissions from the purchasers of the common stock for whom they may act as agent. The selling security holders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling security holders and each person who participates as an underwriter in the offering of the shares against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the common stock under this prospectus, the selling security holders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders also may sell shares of common stock short and deliver them to close out the short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell them.

The selling security holders and any underwriters, dealers or agents that participate in distribution of the shares may be deemed to be underwriters, and any profit on sale of the shares by them and any discounts, commissions or concessions received by any underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

There can be no assurances that the selling security holders will sell any or all of the shares offered under this prospectus.

LEGAL PROCEEDINGS

Medsonix may from time to time be involved in routine legal matters incidental to our business; however at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our board of directors serve the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors.

Information as to our current directors and executive officers is as follows:

Name	Age	Title

Alphonse Cassone	48	Chairman, President, CEO, Secretary/Treasurer
Bruce Benson	68	Director, Vice President
Todd Zang	37	Director

Duties, Responsibilities and Experience

Alphonse Cassone, is a founder of Medsonix, Inc. and Advanced Acoustic Technologies. Mr. Cassone currently serves as the Chairman and CEO of Medosonix. From October 2001 to November 2002, Mr. Cassone was the president and director of Advanced Acoustic Technologies in Las Vegas, Nevada. Advanced Acoustic Technologies manufactured the Cassone Transducer. From 1999 to 2002, Mr. Cassone was the president and director of Sonic Wellness Center in Las Vegas, which furthered the research on Medsonix Therapy System utilizing the Cassone Transducer and conducted research studies with University of Las Vegas, Nevada (UNLV) on its possible medical applications. From 1994 to 2004, Mr. Cassone served as president and director of Sonic Technologies International, which purpose is researching and developing uses for the Cassone Transducer and its possible uses in the commercial and environmental industries. From 1991 to 1999, Mr. Cassone was the owner of Cassone Tile & Marble, which was a custom tile & marble business targeting large upscale homes in the Las Vegas area.

Bruce Benson, is the Vice President and Director of Medsonix. He has 30 years experience in the public markets in all related to corporate governance capital structure and capital raising efforts. From September 1997 to July 1998, Mr. Benson was employed as Marketing/Sales Representative for Allied Systems, Incorporated, a Las Vegas, Nevada company that franchises Dollar Store Facilities. From April 1999 until December 2002, Mr. Benson served as vice president of Future Settlement Funding Corporation, a Las Vegas, Nevada litigation funding company. In 2002, Mr. Benson became Future Settlement’s president as well as the president of Resolution Settlement Corp. From August 2002 until July 2003, Mr. Benson served as secretary and treasurer of Daddios Incorporated, a take and bake pizza franchise offered in the United States having its origins in New Zealand. The chain was sols in 2003. Since July 2002 until present, he has also served as the president of Totally Low Carb Stores, Inc. In addition, Mr. Benson currently serves as the vice president and director of Rock Mountain Consulting, Inc. In Mr. Benson’s years of experience he has overseen some 650 employees and brings a great deal of management ability to the Medsonix Team. Mr. Benson has a Bachelor of Arts degree from Northwestern University, Evanston, Illinois and is listed in Who’s Who in America.

Dr. Todd Zang, is a Director of Medsonix, Inc. and has served on the board since February 15, 2002. Since 1996, he has devoted his full-time attention to private practice. Dr. Zang is a licensed Doctor of Podiatric Medicine. He received his medical degree from the California College of Podiatric Medicine in San Francisco, California in 1994. Dr. Zang completed a two-year residency sponsored by the California College of Podiatric Medicine. One year of which was designated as a Surgical Residency in Arizona. He is licensed in Arizona, California and Nevada. Since October 1999, Dr. Zang has been a solo practitioner in Las Vegas, Nevada.

Neither Mr. Cassone nor Mr. Benson are considered independent directors.

Limitation of Liability of Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as

Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director’s liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Election of Directors and Officers.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

No Executive Officer or Director of the Corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No Executive Officer or Director of the Corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Audit Committee and Financial Expert

We do not have an Audit Committee, our directors perform some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

We have no financial expert. We believe the cost related to retaining a financial expert at this time is prohibitive. Further, because of the nature of our operations, we believe the services of a financial expert are not warranted at the present time.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

(1)	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
(2)	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
(3)	Compliance with applicable governmental laws, rules and regulations;

(4)	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
(5)	Accountability for adherence to the code.

We have not adopted a corporate code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Our decision, to not adopt such a code of ethics, results from our having only two officers and three directors operating as management. We believe that as a result of the limited interaction which occurs having such a small management structure for the Company eliminates the current need for such a code, in that violations of such a code would be reported to the party generating the violation.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors, perform some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we have only three current directors and have never received a stockholder nomination for additional directors.

Stock Option and Non-Employee Directors’ Plans

The following description applies to the various stock option plans which we adopted starting in 2001 and through 2005; 1,518,500 options have been granted as of September 30, 2005.

We have reserved shares for issuance of our common stock granted under various Stock Option Plans. These plans are intended to encourage directors, officers, employees and consultants to acquire ownership of common stock. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for its continued success and growth, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company in the future.

Stock Option Plans

Officers (including officers who are members of the board of directors), directors (other than members of the stock option committee to be established to administer the stock option plan and the directors’ plan) and other employees and consultants and its subsidiaries (if established) will be eligible to receive options under the planned stock option plan. The committee will administer the stock option plan and will determine those persons to whom options will be granted, the number of options to be granted, the provisions applicable to each grant and the time periods during which the options may be exercised. No options may be granted more than ten years after the date of the adoption of the stock option plan.

Each option granted under the stock option plan will be exercisable for a term of not more than ten years after the date of grant. Certain other restrictions will apply in connection with this plan when some awards may be exercised.

Option Grants

The board of directors adopted various stock option plans pursuant to which incentive stock options or nonstatutory stock options to purchase up to 1,518,500 shares of common stock may be granted to employees, directors and consultants. Pursuant to the plan, stock options were granted as follows:

Date Granted	Exercise Price Per Share	Number of Shares

Year ended 2001
Granted	$0.50	11,000
Exercised	0	0

Year ended 2002
Granted	$0.50 - $3.00	102,000
Exercised	0	0

Year ended 2003
Granted	$0.50	72,500
Exercised	0	0

Year ended 2004
Granted	$0.01 - $0.50	1,183,000
Exercised	0	0

Year ended 2005
Granted	$0.50	150,000
Exercised	0	0

Total outstanding		1,518,500

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock on February 13, 2006, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.

The following table presents information about the beneficial ownership of our common stock as of February 13, 2006, and as adjusted to reflect the sale of 250,000 shares minimum, 500,000 shares representing the middle of the offering, and 1,000,000 shares maximum in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock and by our directors and executive officer.

The percentage of beneficial ownership for the following table is based on 7,231,525 shares of common stock outstanding as of February 13, 2006. The percentage of beneficial ownership after the offering is based on 250,000 shares minimum and 1,000,000 shares maximum of our common stock issued in connection with this offering.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes shares of common stock that the stockholder has a right to acquire within 60 days after February 13, 2006 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Name of Address of Director and/or Beneficial Owner	Number Of Shares	Percent Before Offering	Percent After Offering (Minimum)	Percent After Offering (Middle)	Percent After Offering (Maximum)

Alphonse Cassone, President and Director (1) 2626 S. Rainbow Boulevard Suite 109 Las Vegas, NV 89146	5,923,250	81.9%	79.1%	76.6%	72.0%

Bruce Benson, Vice President and Director (2) 2626 S. Rainbow Boulevard Suite 109 Las Vegas, NV 89146	34,000	0.0%	0.0%	0.0%	0.0%

Todd Zang, Director (3) 2626 S. Rainbow Boulevard Suite 109 Las Vegas, NV 89146	44,000	0.6%	0.6%	0.6%	0.5%

Therese Cassone 2626 S. Rainbow Boulevard Suite 109 Las Vegas, NV 89146	543,250	7.5%	7.3%	7.0%	6.6%

DaVanci-Franklin Fund I, LLC (4) 770 E. Warm Springs Road Suite 250 Las Vegas, NV 89119	625,000	8.6%	8.4%	8.1%	7.6%

Directors, Officer and Principle Stockholders as a Group	7,169,500	99.1%	95.8%	92.7%	87.1%

(1) Includes 1,034,000 options to purchase shares of our common stock at $0.001 per share.

(2) Includes 34,000 options to purchase our common stock at $0.50 per share.

(3) Includes 34,000 options to purchase our common stock at $0.50 per share.

(4) Assumes the Series A Convertible Preferred is converted at a ratio of 1:1, as set forth in the Investment Agreement and the designation of preferences.

DESCRIPTION OF SECURITIES

Common Stock

Our articles of incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 7,231,525 shares were outstanding as of the date of this prospectus. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Medsonix, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

Our articles of incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $0.001 par value per share, of which 625,000 shares of Series A convertible preferred stock were outstanding as of the date of this prospectus. The preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
•	the voting powers;
•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
•	dividend rights, including whether dividends are cumulative;
•	dividend rates;
•	terms of redemption, including sinking fund provisions;
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of additional shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock are as follows:

1.

DESIGNATION. The Preferred Stock is designated as the Company’s Series A Preferred Stock (the “Preferred”) and is subject to the terms and conditions of the Term Sheet, Investor Rights Agreement, and Securities Purchase Agreement (sometimes collectively referred to as the “Agreements”) between the Company and DaVinci-Franklin Fund I, LLC (“DaVinci”).

2.

DIVIDEND PROVISIONS: DaVinci will be entitled to a preferred dividend at the rate of 12% per annum. Dividends on the Preferred will be cumulative and shall be paid, at DaVinci’s option, in cash or additional shares of Preferred at a price equal to the Original Purchase Price and will contain all the rights and privileges and be subject to all the terms and conditions of the original Preferred. Dividends shall be paid quarterly.

3.

LIQUIDATION PREFERENCE: In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, DaVinci shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) the Original Purchase Price and (ii) an amount equal to 12% of the Original Purchase Price for each 12 months that has passed since the date of issuance of the Preferred plus any accrued or declared but unpaid dividends on such share (such amount (of declared but unpaid dividends) being referred to herein as the “Premium”). Once the Premium is paid, DaVinci will share with the holders of the Common Stock in any remaining assets of the Company on an as-if-converted basis. A consolidation, change in control or merger of the Company, or sale of all or substantially all of its assets shall be deemed to be a liquidation or winding up for purposes of the liquidation preference.

4.

CONVERSION: DaVinci shall have the right to convert the Preferred, at its sole option, at any time, into shares of Common Stock of the Company. The total number of shares of Common Stock into which the Preferred may be converted will be on a one-to-one basis to the Preferred.

5.

AUTOMATIC CONVERSION: All the Preferred will be automatically converted into Common Stock in the event the Company commences Trading of its Common Stock on a National Securities Exchange or other Quotation Service and maintains a price of $1.00 per share for a period of 90 consecutive trading days.

6.

ANTIDILUTION PROVISIONS: The Company, without the prior written approval of DaVinici, shall not issue, grant or sell shares of Common Stock or Preferred Stock (other than the Reserved Employee Shares described under “Reserved Employee Shares” below) at a purchase or conversion price less than $0.80 per share, with the exception of already existing stock option agreements that will remain in force with their existing terms and conditions with the Company. Further, any issuance of derivative securities (convertible notes, warrants, options, debentures, etc.) will need the prior written approval of DaVinci.

7.

VOTING RIGHTS: Except with respect to election of directors and when the Preferred is in default, DaVinci will have the right to that number of votes equal to the number of shares of Common Stock issuable upon conversion of the Preferred. Election of Directors will be as described under “Board Designation” below. When the Preferred is in default (i.e. Company’s failure to pay dividends or breach of material term of Preferred or the Agreements) the Preferred will have 80 votes per share.

8.

BOARD DESIGNATION: The Bylaws of the Company will provide that the authorized number of directors will be an odd number of directors, not less than 3 nor more than 9. So long as at least 10% of the Preferred issued in the financing remains outstanding, the Preferred (voting as a class) will have the ability to elect the smallest majority of the directors (“Preferred Directors”) and the Common Stock (voting as a class) will elect the remaining directors (“Common Directors”). In the event of any default in the Preferred (see “Voting Rights” above) the Preferred will continue to designate the Preferred Directors and in addition, the Common Directors will be determined with the Preferred, having 80 votes per share, voting with the Common Stock as a class.

9.

OFFICER DESIGNATION: So long as at least ten percent (10%) of the Preferred issued in the financing remains outstanding, any change in the officers or management of the Company will need the prior written approval of DaVinci.

10.

OBSERVER RIGHTS AND BOARD MEETINGS: As long as DaVinci owns shares of Preferred or not less than two percent (2%) of the shares of the Common Stock issued upon conversion thereof, the Company shall invite a representative of DaVinci to attend all meetings, in person or by phone, of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative.

11.

INFORMATION RIGHTS: So long as DaVinci continues to hold at least 5% of the shares of Preferred or Common Stock issued upon conversion of the Preferred, the Company will deliver to such investor annual and quarterly financial statements. So long as the investor holds not less than 5% of the total Preferred issued in the financing (or 2% of the Common Stock issued upon conversion of the Preferred, or a combination of such Common Stock and Preferred), the Company will timely furnish DaVinci with annual budgets and monthly financial statements, including copies of all check registers/QuickBooks files and bank statements. The obligation of the Company to furnish budgets and monthly financial statements will terminate once the Company commences reporting under the Securities Exchange Act of 1934. Failure to provide the above mentioned information shall constitute an immediate default of the terms of DaVinci’s investment.

12.

PROTECTIVE PROVISIONS: Consent of the holders of at least a majority of the Preferred will be required for any action which (i) alters or changes the rights, preferences or privileges of the Preferred materially and adversely; (ii) increases the authorized number of shares of Preferred Stock; or (iii) creates any new class of shares having preference over or being on a parity with the Preferred; (iv) causes repurchase of stock other than from employees; (v) causes a dividend to be paid on the Common Stock; (vi) results in a merger or sale of assets of the Company; or (vii) changes the articles or bylaws of the Company.

13.

REGISTRATION RIGHTS: Concurrent with the execution of the Securities Purchase Agreement with DaVinci, DaVinci is exercising its demand registration rights for the Company to use its best efforts to cause the underlying shares of Common Stock to be registered within twelve (12) months from December 24th, 2004, where the expenses will be borne solely by the Company.

a.

Registration Provisions: Registration provisions are contained in the Securities Purchase Agreement with respect to registration rights as are reasonable and customary, including cross-indemnification, the Company’s ability to delay the filing of the demand registration for a period of at least thirty (30) days, the period of time in which the Registration Statement will be kept effective, underwriting arrangements and the like. In addition, there shall be a two percent (2%) per month cash penalty for a failure by the Company to meet certain filing and effectiveness dates.

b.

Shares Eligible for Registration: For a period of 2 years from the execution of the Purchase Agreement, the Company shall not, without the written approval of DaVinci and unanimous consent of the Company’s board of directors, register any shares of Common Stock other than those underlying the Preferred, those shares issued for services prior to December 15, 2004, and those shares of Common Stock sold in the Private Placement, if any.

14.

RIGHT OF FIRST REFUSAL; FINANCING: So long as DaVinci is a holder of not less than twenty percent (20%) of the Preferred issued in the financing (or Common Stock issued upon conversion of the Preferred or a combination of Common Stock and Preferred), if the Company proposes to offer any shares for the purpose of financing its business (other than in the Private Placement, the Reserved Employee Shares, shares issued in the acquisition of another company, or shares offered to the public pursuant to an underwritten public offering), the Company will first offer such shares to DaVinci.

15.

RIGHT OF FIRST REFUSAL; ADDITIONAL TECHNOLOGIES (STI): So long as DaVinci is a holder of not less than 5% of the Preferred issued in the financing (or Common Stock issued upon conversion of the Preferred or a combination of Common Stock and Preferred), if Alphonse Cassone, founder and president of the Company, proceeds with developing any technologies not a part of the health care umbrella, marketed through the Company, then these individual concepts that are developed or in development, such as: treatments for wine, water, oil, sanitation, mining and hazardous waste that may be operated under Sonic Technologies International, a Nevada corporation, will be covered through a right of first refusal to DaVinci as follows: Da Vinci will have ten days to respond to the offer and two weeks after that date to fund 100% of the purchase price per concept. Terms of such financing will be negotiated between the Company and DaVinci and shall be no less favorable than those offered by an unrelated third-party.

16.

STOCK RESTRICTION AGREEMENT: The founders and all other inside holders of Common Stock of the Company will execute an 12 month lock up agreement, which agreement shall provide an allowance for the sale of 50,000 shares of common stock per every ninety days commencing on the first anniversary from Trading, as defined in Section 5 above. Further, any of the Company’s stockholders who hold more than 2% of the issued and outstanding shares of the Company’s common stock prior to DaVinci’s investment, shall also execute a stock restriction agreement allowing for the sale of no more than 10,000 shares per month commencing on the first day of Trading.

17.

RESERVED EMPLOYEE SHARES: The Company may reserve up to 2,500,000 shares of Common Stock (the “Reserved Employee Shares”) including shares presently reserved for issuance upon the exercise of outstanding options for issuance to employees. The Reserved Employee Shares will be issued from time to time under such arrangements, contracts or plans as are recommended by management and approved by the Board. Issuance of shares to employees in excess of the Reserved Employee Shares will be subject to the prior written approval of DaVinci. Holders of the Reserved Employee Shares will be required to execute Stock Restriction Agreements as described above and will not be provided with a “cashless exercise” provision.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

1.	20 to 33 1/3%,
2.	33 1/3 to 50%, or
3.	more than 50%.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from the control share acquisition act.

The control share acquisition act is applicable only to shares of “Issuing Corporations” as defined by the act. An Issuing Corporation is a Nevada corporation, which;

1.	has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and
2.	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of Medsonix, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada “Combination with Interested Stockholders Statute” may also have an effect of delaying or making it more difficult to effect a change in control of Medsonix. This statute prevents an “interested stockholder” and a resident domestic Nevada corporation from entering into a “combination,” unless certain conditions are met. The statute defines “combination” to include any merger or consolidation with an “interested stockholder,” or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an “interested stockholder” having;

1.	an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation;
2.	an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or
3.	representing 10 percent or more of the earning power or net income of the corporation.

An “interested stockholder” means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a “combination” within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of;

1.

the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which he became an interested stockholder, whichever is higher;

2.	the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or
3.	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Transfer Agent

The transfer agent for our common stock is Pacific Stock Transfer Company, 500 E. Warm Springs Road, Suite 240, Las Vegas, NV 89119.

INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements of Medsonix for the years ended September 30, 2005, December 31, 2004 and December 31, 2003 are included in this prospectus and have been audited by De Joya Griffith and Company, LLC, an independent auditor, as set forth in their report appearing elsewhere in this prospectus and are included in reliance upon such reports given upon the authority of such firm as an expert in accounting and auditing.

The legality of the shares offered hereby will be passed upon for us by Stoecklein Law Group, 402 West Broadway, Suite 400, San Diego, California 92101. Donald J. Stoecklein, of the Stoecklein Law Group, Medsonix’s securities counsel, is one of the three directors of DaVinci-Franklin Capital, therefore Mr. Stoecklein has voting control over DaVinci-Franklin Capital.

Neither of De Joya Griffith and Company nor Stoecklein Law Group has been hired on a contingent basis, will receive a direct or indirect interest, beyond the 144,525 shares issued to Stoecklein Law Group in connection with provided legal services of going public, in Medsonix, or have been a promoter, underwriter, voting trustee, director, officer, or employee, of Medsonix.

DISCLOSURE OF COMMISSION

POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Medsonix will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any director since provisions have been made in our articles of incorporation limiting liability. The foregoing provisions shall not eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to us or our stockholders
•	acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law
•	for any transaction from which the director derived an improper personal benefit.

Our Bylaws provide for indemnification of our directors, officers, and employees in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees if they were not engaged in willful misfeasance or malfeasance in the performance of their duties; provided that in the event of a settlement the indemnification will apply only when the board of directors approves settlement and reimbursement as being for our best interests.

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Medsonix. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders, who have suffered losses in connection with the purchase or sale of their interest in Medsonix in connection with a sale or purchase, including the misapplication by any officer or director of the proceeds from the sale of these securities, may be able to recover losses from us.

We undertake the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this type of indemnification is against public policy as expressed in the Act and is unenforceable.

DESCRIPTION OF BUSINESS

Business Development

Medsonix was incorporated under the laws of the State of Nevada on November 1, 2001. On August 26, 2002, Medsonix entered into an Acquisition Agreement with Sonic Wellness and Advanced Acoustic to acquire 100% of the issued and outstanding shares of Sonic Wellness and Advanced Acoustic, companies which were started by our President, Alphonse Cassone. The Agreement was effectuated on December 11, 2002. Pursuant to the terms of the Agreement, Medsonix issued a total of 5,628,500 shares to the shareholders of Sonic Wellness and a total of 682,500 shares to the shareholders of Advanced Acoustic. Of the combined shares, Alphonse Cassone received 4,889,250 shares.

Business of Issuer

Medsonix was founded for the purpose of marketing a patented acoustic technology system called “Medsonix Therapy System” (MTS), which is a registered FDA Class I medical device and has also received manufacturer certification from the FDA regarding the medical device production. Our founder and President, Alphonse Cassone, is the inventor and the sole owner of the patent and patents pending for the proprietary device utilizing this technology called the Cassone Transducer. The Cassone Transducer is used as a method of treating medical disorders with acoustic waves. Mr. Cassone has granted Medsonix, Inc. the exclusive licensing rights to the systems technology.

Mr. Cassone, our president, discovered the medical application of the Cassone Transducer in 1995 during his personal research. This discovery led to years of private research concentrating on the various medical ailments and uses for the technology. Over four hundred volunteers afflicted by a wide variety of ailments and diseases have been treated with the technology discovered by Mr. Cassone. Most volunteers expressed some degree of benefit and/or relief of pain. Mr. Cassone found that by sitting next to the device for twenty-five minutes many volunteers had dramatic improvement and were pain free. Follow-up research indicated the beneficial effects did not dissipate for the majority of the volunteers.

In February of 2006, we signed an exclusive licensing agreement with Mr. Cassone for the rights to three patent applications: “Method for Treating Body Tissue Disease with Acoustic Waves”, “Method for Treating Circulation Disorders with Acoustic Waves”, and “Method for Treating Certain Blood-Manifested Disorders.” We currently operate our business based our ability to use these exclusive licenses. The Exclusive License Agreement contains the following terms and conditions:

Payment of License Fee and Royalty Payments.

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License Fee. The License Fee of $3,000,000 shall be paid out of funds received by Licensee through public or private equity or debt financing and as a percentage of gross revenues received by Licensee; subject to the conditions that (i) Licensee shall not be obligated to pay more than 20% of any funds raised through private equity or debt financing toward such License Fee; and (ii) Licensee shall not be obligated to pay more than 10% of gross revenues towards such Licensee Fee.

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Royalty Payments. Royalty Payments of Ten Percent (10%), as referenced above, shall be paid from the Gross Revenues; however such Royalty Payments shall not commence or accrue until the payment in full of the License Fee as set forth herein.

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Minimum License Fee and Royalty Payments. Commencing on February 8, 2008, in the event that the License Fee has not been paid in full, the minimum combined annual (License Fee and Royalty Payment) shall be Five Hundred Thousand Dollars ($500,000). The portion of the minimum payment allocated toward the License Fee shall be paid on a quarterly basis, with the first payment due on or before March 31, 2008, and any payment toward Royalty Payments shall accrue and be paid pursuant to the paragraph below. The purpose of this provision is to assure Licensor a minimum payment of $500,000 per year, commencing on February 8, 2008 until such time as the Patents as described herein are expired.

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Payments. Royalty Payments shall accrue and be paid within thirty (30) days after the end of each calendar year. Licensee shall pay to Licensor, by check made payable to Licensor, or by bank wire transfer to Licensor’s bank, whichever Licensor chooses, the full amount of all royalties due hereunder to Licensor.

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Terms and Termination. The term of this agreement shall end on the last day of the expiration of any U.S. Patent issuing on either of the three above noted U.S. Patent Applications or any division or continuation or reissue patent therefrom, or upon default of any payments required, whichever shall first occur. If Medsonix files for bankruptcy and/or has committed fraud, this agreement will also terminate.

Principal Products or Services

The Cassone Transducer

The Cassone Transducer utilizes a piezoelectric effect by generating, through the use of electricity, acoustic energy signals.  The Transducer includes an arrangement of hollow piezoelectric cylinders, placed one atop another, to form a piezoelectric stack. The stack is tightly contained within a resilient metal sleeve. The sleeve and the cylinders forming the stack, therefore, vibrate together as a unit when electric pulses are applied across the cylinders forming the stack. The effect is similar to that of a tuning fork and creating a sound wave which penetrates the body, allowing a natural healing process to take place.

The Cassone Transducer consists of a metal cylinder with a slot extending its axial length. Ceramic material is bonded to the tube’s inner wall and has piezoelectric characteristics, which provides the driving mechanism in achieving wall vibrations. Design frequencies at which the tube vibrates are directly related to the wall material, its thickness, the diameter, and to some extent the width of the gap. A key facet of this technology is the efficiency in which electrical energy is converted to mechanical movement.

The piezoelectric stack and the surrounding metal sleeve are equal in length. A gap or slot of narrow width is formed in both the stack and the sleeve, and extends axially along their lengths. The sleeve gap is coextensive, and aligned, with the gap in the piezoelectric stack. The combination of the piezoelectric stack and the sleeve, therefore, together form a highly stylized horseshoe, capable of vibrating like a tuning fork.

The width of the gap opening (its circumferential length) affects the resonant frequency of the transducer, as does the piezoelectric wall thickness and the diameter of the stack. The piezoelectric cylinder is polarized radially, i.e., from the interior surface of the piezoelectric ceramic cylinder to its outside surface. The electrical pulses needed to cause vibrations of the cylinder are, thus, applied between the interior of the piezoelectric stack and the exterior of the steel sleeve.

The Cassone Transducer is submerged into an aqueous solution in a self-contained unit and is connected to a power supply that controls a range of frequencies. Through this process, the electrical energy is thus turned into acoustic energy, sending out acoustic waves or healing tones. These acoustic waves can be generated effectively in an omni directional beam pattern.  People may simply sit or stand within this area to absorb the acoustic pressure generated.  This is a completely non-invasive and non-pharmaceutical therapy.

Our Technology

The technology that we offer is not infrasound, which is the underlying mechanism of a massaging device that is rubbed against patients in a massage like manner. Nor is it ultrasound, which utilizes high frequencies in the diagnosis and treatment of patients. It is low frequency sound. Our technology falls in the middle of the two other sound frequencies, which emits a sound “pressure” wave generated by an electro acoustic transducer. The Cassone Transducer is a Class I medical device and is the core to the Medsonix (“MTS”) System.

After years of research, both independently and through the University of Nevada, Las Vegas (UNLV), enough data has been collected to file for new use method patents focusing on Alphonse Cassone’s current medical discoveries.

Our Products and Services

Medsonix intends to use three different methods in selling services of the MTS therapy. We will corporately own and establish facilities that will own and operate the Transducer and treat patients who are afflicted with various ailments as a means of treatment, with all revenues going directly to Medsonix. Our first facility located in Las Vegas, Nevada utilizes this model.

Second, we plan to enter into joint venture partnerships or franchises whereby individuals will have the opportunity to open their own Medsonix facility in markets approved by us. Medsonix will be compensated for the use of its technology and equipment keeping 55% of profits after general expenses. The joint partner will agree to operate the facility and will be entitled to 45% of the profits. The joint venture operator will not own the equipment and our management will conduct periodic evaluations to ensure quality performance of the facilities. Medsonix’s second location in Santa Monica, CA is this type of joint venture.

Third, we anticipate selling stand-alone units of the Cassone Transducer, which will be available to medical doctors, facilities and hospitals. Medsonix will place these units in areas that would not conflict with already established Medsonix facilities and the units would be available for lease only. Medsonix anticipates negotiating a percentage of revenues with existing medical facilities in the coming year.

In the long term, we may also extend our therapy to non-human treatment facilities and engage in treatment of animals. We have agreed to coordinate these efforts of non human treatment facilities with Kalban, Inc. and have agreed to pay Kalban 30% of our revenues to help run operations of animal friendly facilities, if and when we establish this type of operation. At the time of this filing, we have not taken any steps to establishing this type of operation nor do we foresee this type of expansion in the near future.

Distribution methods of the products and services

In general, Medsonix has three target markets for its technology and/or services: (1) the medical community, (2) health insurance companies, and (3) people over the age of 55. Medsonix intends to aggressively and continually promote MTS to all three simultaneously.

Medsonix’s marketing strategy includes targeting physicians and hospitals through in-house marketing programs and independent medical sales representatives. On August 1, 2004, Medsonix signed a consulting agreement with John Daly to serve as our spokesperson, initially for a one year term. Mr. Daly continues to be a spokesperson for the Company today. The agreement called for Mr. Daly’s participation in television commercials and help assist in marketing the MTS therapy. In addition, Medsonix has opened a second location to serve the community in Santa Monica, California and through this process is learning to perfect its internal structure and systems as well as employee training capabilities to help facilitate marketing the company and its products and services.

Medsonix intends to establish alliances with health insurance companies. Additionally we intend to try and secure what is termed “direct-pay agreements”. This is an agreement whereby a health insurance company would pay Medsonix directly for providing MTS to their insured individuals. Medsonix has access to nearly 400 health insurance companies across the United States.

According to the Complementary and Alternative Program at Stanford University, there are more than 33 million Americans age 65 and older and the ranks are growing. Currently, each minute approximately 1.050 more people over age 65 are added to the population. The baby boom wave will soon sweep this age barrier, swelling the numbers to more than 53 million. For the first time in history, older people will out number children in the United States. Due to the nature that as people grow older, certain ailments will naturally begin to affect their health and well being. Based on previous studies and research that Medsonix has conducted, our therapy has been proven to help alleviate some of these ailments and the pain associated with them. Medsonix intends to market its therapies to this target market.

The Market and Competitive Business Conditions

The Health Care industry is vast and ever changing. Medsonix intends to bring the MTS to the market place as an Integrative medical therapy to enhance “conventional” medicines. As stated previously, the MTS therapy is unique and there does not appear to be an exact market for this type of product and service. However, there are sound related devices on the market that may be the most comparable products.

Electro acoustic transducers are now widely used in many commercially important and industrial applications. Included among these uses are medical massage, seismic oil exploration, ship navigation, loudspeaker components, vibratory oil recovery from shale, and hazardous waste separation.  Scientists and researchers have continually improved the efficiency of these devices, but low frequency transducers have proven especially difficult to design.

Modern transducers often utilize the piezoelectric effect for converting electrical energy to acoustic or sonic energy.  The piezoelectric effect, now well known and well understood, is a property of certain ceramic and other materials.  When such a material is properly configured, an electrical charge causes it to distort.

An alternating current applied to the material produces mechanical vibrations, in turn producing acoustic waves. Conversely, a piezoelectric element can serve as an acoustic or sonic detector or receiver, converting received acoustic energy to electrical pulses.

Piezoelectric elements, therefore, are especially well suited to form the vibratory driving elements in electroacoustic transducers.  The resonant frequency and amplitude of the transducer's output is determined by such factors as the choice of construction materials, the dimensions of the transducer, the type of piezoelectric crystal chosen and the input signal amplitude. It is quite important for many applications that the transducer be reasonably compact and sturdy and that they are always used in aqueous solutions.

Other alternative acoustic/sound therapies that have acquired recognition:

There have been several different acoustic or sound therapies that have begun to receive recognition in the past couple of years. The following is a brief summary of those therapies.

Ultrasound devices utilize a transducer at high frequencies in the diagnosis and treatment of patients. It’s most commonly known use is to determine the sex and monitor the progress of fetuses, as well as measure blood flow rates and circulation. Ultrasound therapy is also commonly used for physiotherapy to massage, enhance the healing process, disperse unhealthy calcium and improve circulation. Its healing effects are based on mechanical wave phenomena and heat generation in tissues. While ultrasound is considered a viable therapy, therapist must exercise caution to avoid injury to the patient. Risks include cell wall damage and tissue burns. Conversely MTS operates in totally different frequency ranges and amplitudes and has no adverse side effects. Additionally, unlike Ultrasound therapy, with MTS up to six patients can be treated simultaneously, in a totally non-invasive and non-intrusive manner, meaning no device comes in contact with the patients.

Infrasound is the underlying mechanism of a massaging device being manufactured and distributed out of China. The device advertises as having the ability to replicate the infrasonic signals emitted from the hands of powerful natural healers. Another advertisement states the device emits ultra-low frequencies in the range of the brain’s alpha rhythm. As with ultrasound, this therapy utilizes a hand held transducer device that is rubbed against patients in a massage like manner.

Advanced Technology Concepts is a therapy that utilizes “the light machine” to produce high frequency energy levels.  The change in vibrational fields has been observed to produce a variety of physical and spiritual benefits.

Vibro Acoustic Harp Therapy (VAHT) is a concept being explored by harpists. They amplify live harp music through vibrotactile pads, tables or cushions.  Volunteers reported feeling very relaxed and sleepy.  They noted emotional release, decreased pain and/or greater mobility, especially in volunteers with arthritis and chronic pain, headaches and cancer.  No ill effects were noted.

Music Healing is the use of music in the accomplishment of therapeutic aims; with the restoration, maintenance and improvement of mental and physical health done in a therapeutic environment.  Music Therapy is now recognized as an effective method for relieving stress in a variety of medical situations.

Complementary or Alternative Medicine

Another comparable market for Medsonix is the alternative or complementary medicine market. The National Institutes of Health (NIH), a United States Government Agency, now maintains the National Center for Complementary and Alternative Medicine (NCCAM). Though NIH has grouped complementary and alternative therapies together, NCCAM has distinguished the difference between the two. According to NCCAM, therapies used alone, instead of conventional therapies are considered as “alternative”. Therapies used in combination with conventional therapies are referred to as “Complementary/Integrative Medicine.”

CAM is a group of diverse medical and health care systems, practices, and products that are not presently considered to be part of conventional medicine--that is, medicine as practiced by holders of M.D. (medical doctor) or D.O. (doctor of osteopathy) degrees and their allied health professionals, such as physical therapists, psychologists, and registered nurses.

The most comprehensive and reliable findings to date on Americans’ use of CAM were released in May 2004 by the National Center for Complementary and Alternative Medicine (NCCAM) and the National Center for Health Statistics (NCHS, part of the Centers for Disease Control and Prevention). They came from the 2002 edition of the NCHS's National Health Interview Survey (NHIS), an annual study in which tens of thousands of Americans are interviewed about their health- and illness-related experiences. According to a nationwide NIH government survey, 36 percent of U.S. adults aged 18 years and over use some form of complementary and alternative medicine (CAM).

People use CAM for a wide array of diseases and conditions. According to the survey, Americans are most likely to use CAM for back, neck, head, or joint aches, or other painful conditions; colds; anxiety or depression; gastrointestinal disorders; or sleeping problems. It appears that CAM is most often used to treat and/or prevent musculoskeletal conditions or other conditions involving chronic or recurring pain.

Complementary and alternative medicines are also being incorporated into mainstream medical programs and practice. The curriculum of a least 22 of the nations 125 medical school include course on alternative medicine.

Main Competitors

When discussing our main competition, we must compare it to the two markets that we have conducted research, which was peripheral vascular disease and arthritis. Our main competitors would be those companies that also provide treatment for these diseases whether through medication or surgical methods.

For those who have peripheral disease the options of treatments include the use of balloon catheters, stents, stent-grafts, atherectomy and laser assistance to treat the build up of plaque by either removing it, compressing it or displacing it. These procedures require an overnight hospital stay. Medsonix in comparison with its MTS service allows for those who have peripheral vascular disease a much easier alternative and does not require a hospital stay. The research conducted by Medsonix and the University study regarding this disease showed conclusive evidence of reduction in pain and increases in circulation for suffers of peripheral disease.

The other disease that Medsonix has conducted research in is arthritis. Currently those who suffer with arthritis must seek treatments that aim to relieve pain, reduce inflammation and slow or stop joint damage. Rheumatoid Arthritis treatments mostly involve medications such as nonsteroidal anti-inflammatory drugs (NSAIDs), COX-2 inhibitors, corticosteroids, disease-modifying antirheumatic drugs (DMARDs), TNF Blockers or antidepressant drugs. Although a combination of medication and self-care is the first course of action there are other methods available that can include joint replacement surgery. Osteoarthritis treatments also focus on decreasing pain and improving joint movement including treatments mentioned above as well as heat/cold therapy, joint protection, exercise and weight control. However, the research showed by the MTS therapy showed results of relieving pain, reduced in inflammation without the use of any drugs or invasive surgery.

Sources and availability of raw materials

In order to manufacture the Cassone Transducer there are raw and production material required. The Cassone Transducer consists of piezoelectric materials, tooling and molds, assemblies and installation, and a power supply systems.

All of these components are easily sourced and multiple suppliers have been identified.  In addition, injection molders have been identified to manufacture the molded components for Medsonix system.  There are multiple potential sources, like AC Power Supply, California Instruments, LuBell Labs, EDO Ceramic Manufacturer, which is our principal supplier.

Patents, trademarks, licenses

Medsonix has exclusive rights from our President to market the Cassone Transducer and its use for the patent and patent-pending medical applications using the MTS System. The Cassone Transducer is a vital component to the MTS system and will be exclusively manufactured by Medsonix. Medsonix is responsible for manufacturing and assembling the MTS System. Medsonix will perform final assembly and distribution from our own facility. Care has been taken into account of all potential claims of the inventions as well as to protect them from possible competition from other technologies (including inferior ones).

The principal claims and general descriptions of the patent and patent-pending are as follows:

Method for Treating Circulatory Disorders with Acoustic Waves. (Patent No. 6,500,134) – This patent provides non-invasive, non-surgical as well as non-chemical methods for treating circulatory disorders through the use of acoustic waves.

The method for treating circulatory disorders comprises the steps of providing a low frequency sonic transducer; immersing the low frequency sonic transducer in a liquid-container; positioning a person having a circulatory disorder a therapeutically beneficial distance (from one to twenty feet) from the container; exposing the person for a therapeutically beneficial period of time (between approximately two seconds to one hour) to acoustic waves from the low frequency sonic transducer at a therapeutically beneficial frequency (between approximately one to one thousand Hertz).

The circulatory disorders covered under this method are artherosclerosis, coronary artery disease, ischemic heart disease, angina pectoris, and impotence.

A Method for Treating Body Tissue Disease with Acoustic Waves. (Patent-Pending) – If the patent is granted it will provide non-invasive, non-surgical as well as non-chemical methods for treating body tissue disease through the use of acoustic waves.   Typical diseases covered are arthritis (including rheumatoid arthritis, osteoarthritis, joint pain, and psoriatic arthritis, polymyotosis, muscle cramps, muscle spasms, muscle tension, menstrual cramping and endometrial pain, bursitis and stress.

A Method of Treating Certain Blood-Manifested Medical Disorders with Acoustic Waves. (Patent Pending) – If the patent is granted it will provide non-invasive, non-surgical as well as non-chemical methods for treating blood manifested diseases through the use of acoustic waves. Blood disorders are maladies such as anemia and diabetes.

In addition to the patent Medsonix has secured a trademark for its name. Medsonix’s name has been granted a Certificate of Registration. The Trademark was granted on December 10, 2002. The mark consists of the word Medsonix in two colors. Med(in blue) sonix (in red). Medsonix also received its registered Service Mark for Medsonix “sound solutions for healthcare” on November 11, 2003.

Government Regulations

The FDA and other similar government regulatory agencies require laboratory and clinical testing and other costly and time-consuming procedures before medical therapies can be marketed, including, but not limited to, pre-market notification to the FDA. However, the FDA Modernization Act of 1997 (“1997 Act”) exempts from pre-market notification devices that do not present a potential unreasonable risk of illness or injury.

To avoid from falling into the confusion and stigma associated with “alternative” therapies, Medsonix was determined to prove that the MTS is a scientifically proven “complementary” therapy, which will enhance “conventional” medicine. Therefore, despite the fact that Medsonix is not actually required to have Food and Drug Administration (FDA) approval to offer its services to the public, Medsonix was committed to proceed with the necessary clinical trials and processes and has completed its registration with the FDA and now has its designation as a Class I Medical Device. It believes by maintaining this position, the medical community and health insurance industry will receive MTS more favorably. Additionally, since MTS has been registered with the FDA we do not anticipate that the above mentioned legislation would have a great impact on our therapy.

Research and Development

Independent research by Mr. Cassone through the entities of Advanced Acoustic and Sonic Wellness led to collaboration with the University of Nevada, Las Vegas (UNLV) for a controlled research study. Two pilot studies were completed concentrating on Peripheral Vascular Disease and Osteoarthritis. The accumulated research results of this study and that of our independent research enabled Medsonix to register the Cassone Transducer as a Class I medical device. We feel this was necessary to both validate our findings as well as gain support from the medical and insurance industries. The study conducted by UNLV on peripheral vascular disease has been published in “Complementary Therapies in Medicine” under the title “The effects of a low frequency acoustic waveform on pervascular disease: a pilot study” by L. L. Candela, H. W. Waltmann, and C. S. Witt. From this study, thirteen participants reported improvement in their symptoms over a week’s treatment.

One medical patent has been granted by the U.S. Patent and Trademark Office (PTO) and two medical patents are still pending approval. Independent studies also show evidence of other diseases being treated successfully with the MTS therapy such as Fibromyalgia, Cardio Vascular Disease and Bursitis, etc. Preliminary and on-going research results indicate that the MTS may be effective in treating several other diseases.

Personnel

We currently have 3 full time employees as well as 4 contract personnel that support and operate our two current facilities located in Las Vegas, NV and Santa Monica, California. As activities increase and expansion of additional facilities are opened, we intend to hire additional technical, operational and administrative personnel as appropriate. None of our employees are subject to any collective bargaining agreements. We expect a significant change in the number of full time employees over the next 12 months. However, at this time we are unable to quantify exactly how many. We intend to use the services of independent consultants and contractors to perform various professional services. We believe that this use of third-party service providers may enhance our ability to contain general and administrative expenses.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents, and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. We intend to register our securities under Section 12(g) of the Exchange Act. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s web site (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or as may be required by federal securities laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with the financial statements section included elsewhere in this prospectus.

This prospectus contains forward-looking statements. Such forward-looking statements are based on current expectations and are subject to uncertainties and other factors, which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected, anticipated, or implied as a result of the risk factors set forth below and elsewhere herein.

Information we provide in this prospectus or statements made by our directors, officers or employees may constitute "forward-looking" statements and may be subject to numerous risks and uncertainties. Any statements made in this prospectus, including any statements incorporated herein by reference, that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of our market and customers, our objectives and plans for future operations and products and our liquidity and capital resources). Such forward-looking statements are based on current expectations and are subject to uncertainties and other factors, which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied. Further, certain forward-looking statements are based upon assumptions about future events, which may not prove to be accurate. Risks and uncertainties inherent in forward-looking statements include, but are not limited to:

•	our current lack of working capital;
•	increased competitive pressures from existing competitors and new entrants;
•	deterioration in general or regional economic conditions;
•	adverse state or federal legislation or regulation that increases the costs of compliance, or adverse findings by a regulator with respect to existing operations;
•	changes in regulations of alternative medical therapies;
•	lack of expansion of our products and services;
•	loss of customers or sales weakness;
•	inability to achieve future sales levels or other operating results;
•	the unavailability of funds for capital expenditures; and
•	operational inefficiencies in distribution or other systems.

The forward-looking information set forth in this prospectus is of February 13, 2006, and we undertake no duty to update this information, except as otherwise required by the Federal securities laws. More information about potential factors that could affect our business and financial results is included in the section entitled "Risk Factors" beginning on page 4 of this prospectus.

OVERVIEW AND OUTLOOK

Medsonix, Inc., a development stage company, is structured to engage in the marketing of a patented acoustic technology system called “Medsonix Therapy System” (MTS), which is a registered FDA Class I medical device as well as own and operate facilities utilizing the MTS therapy. Additionally, Medsonix plans to continue researching the effects of its Cassone Transducer on other ailments. Since our inception, we been engaged in minimal operations and have not had any significant revenues. Our only recent activities include organization, the establishment of our two facilities.

Plan of Operation

We plan to use the maximum proceeds of this offering for continuing operations of our current facilities, future production of the Cassone Transducer, development of new facilities, marketing of our services to the public, doctors, and hospitals, and for general corporate purposes, including working capital and any future research and development. We intend to fund portions of our operations through revenues obtained from sales of our MTS at our facilities, if any.

Because of our limited operating history we have yet to generate significant revenues from the sale of our MTS therapy. Our current operations are based upon our facility first started in Las Vegas and our recent addition of our Los Angeles facility. Consequently, we have incurred the expenses of start-up.

Medsonix’s future financial results will depend primarily on: (i) the ability to continue to market our MTS therapy; (ii) the ability to attract customers for our facilities; (iii) the market and environment for alternative medical therapy; and (iv) the ability to fully implement our expansion into other markets and research program, which is dependent on the availability of capital resources. We cannot guarantee that we will be successful in any of these respects or that we will be able to obtain additional funding to increase our currently limited capital resources.

We anticipate the need for at least $2,000,000, the maximum proceeds of this offering, of capital over the next 12 months. If we do not raise the maximum proceeds under this offering, any additional funds needed may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of the shares being offered in this prospectus. There is still no assurance that, even with the funds from this offering and a subsequent private placement, if needed, we will be able to maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable for an indefinite period of time.

We are unable to provide an accurate breakdown of the use of funds to be received from any future private placement as the usage will be solely based upon the outcome of our initial operations. We have anticipated the need to hire additional staff, continue development and refinement of our operations to meet customer needs and provide additional working capital for our operations.

We will face considerable risk in each of our business plan steps, such as difficulty of hiring competent personnel within our budget and a shortfall of funding due to our inability to raise capital in the equity securities market. If no funding is received during the next twelve months, we will be forced to rely on existing cash in the bank and funds received from this offering.

We have limited operating history, minimal current operations, minimum cash on hand, and insignificant amount of gross profit. Because of these factors, our auditors have issued an audit opinion for Medsonix which includes a statement describing our going concern status. This means there is substantial doubt about our ability to continue as a going concern. While we believe we have made good faith estimates of our ability to secure additional capital in the future to reach our goals, there is no guarantee that we will receive sufficient funding to implement any future business plan steps.

Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our MTS therapy and Cassone Transducers, the level of competition and our ability to deliver products while maintaining quality and controlling costs.

Liquidity and Capital Resources

Financing. During 2004, we entered into a Memorandum of Terms for Private Placement of equity securities with DaVinci Franklin Fund I, LLC. Medsonix received a total of $250,000 in funding in exchange for 625,000 shares of preferred stock valued at $0.40 per share. These shares do have convertible rights into our common stock on a conversion ratio of one for one.

In addition to the equity financing with DaVinci, we sold 342,500 shares of common stock to 25 accredited investors at $1.00 per share. We were able to raise a total of $342,500 minus offering costs of approximately $34,000.

Cash Flows. Since inception, we have financed cash flow requirements through debt and equity financing and the issuance of common stock for cash and services. As we expand operational activities, we may continue to experience net negative cash flows from operations, pending receipt of sales or development fees, and will be required to obtain additional financing to fund operations through common stock offerings and debt borrowings to the extent necessary to provide working capital.

Since entering into the exclusive licensing agreement, we have monetary obligations to meet which will affect our cash flow. As the agreement stands we are obligated to pay Mr. Cassone a fee of $3 million by February 2006, unless we can negotiate an extension in the terms. In addition to the license fee we are also obligated to pay Mr. Cassone a royalty fee of at least $500,000 a year. If we are unable to meet these terms or unable to renegotiate the terms, the license agreement shall be cancelled and Mr. Cassone can license his patents to potentially other companies. This would dramatically affect our operations and our business plan.

Satisfaction of our cash obligations for the next 12 months.

A critical component of our operating plan impacting our continued existence is to efficiently manage the production of our Cassone Transducers, marketing and expansion of our MTS, our ability to obtain additional capital through additional equity and/or debt financing, and Joint Venture partnerships as we plan to expand our facilities. In the event we experience any significant problems assimilating acquired assets into our operations or cannot obtain the necessary capital to pursue our strategic plan, we may have to significantly curtail our operations. This would materially impact our ability to continue operations.

We believe that with the proceeds of our subscription offering, combined with the funds we raise with this prospectus, we are able to proceed with the next phase of our operations, which is to open additional facilities, market our products and services, as well as continue to conduct further research. However, we anticipate the need for a significant amount of funds in order to fully develop all aspects of our business plan and to meet our requirements under our license agreement with Mr. Cassone.

Over the next twelve months we believe that existing capital combined with cash flow from operations and money received from this offering will be sufficient to sustain operations and planned expansion.

We may incur operating losses over the next twelve months. Our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development and production. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

As of September 30, 2005, we had current assets of $184,585, and $300,623 in current liabilities; resulting in a stockholder’s deficit of $116,038.

Summary of product and research and development that we will perform for the term of our plan.

We anticipate further research will be conducted on the Cassone Transducer and our MTS therapy for diseases and ailments besides the three disorders previously researched by Mr. Cassone and the UNLV pilot study. We have not identified any specific ailments or current plans of research but through the continue use of our products and services we will evaluate any potential new research areas.

Significant changes in the number of employees.

We currently have 3 full time employees as well as 4 contract personnel that support and operate our two facilities. As revenues begin to increase and we expand our operations, we intend to hire additional technical, operational and administrative personnel as appropriate. None of our employees are subject to any collective bargaining agreements; however, we have entered into employment agreements with Alphonse Cassone. We expect a significant change in the number of full time employees over the next 12 months. However, at this time we are unable to quantify exactly how many. We intend to use the services of independent consultants and contractors to perform various professional services. We believe that this use of third-party service providers may enhance our ability to contain general and administrative expenses.

Our proposed personnel structure could be divided into three broad categories: management and professional, administrative, and operations personnel. As in most small companies, the divisions between these three categories are somewhat indistinct, as employees are engaged in various functions as projects and work loads demand.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results or operations, liquidity, capital expenditures or capital resources that is material to investors.

GOING CONCERN

The consolidated financial statements included in this Prospectus have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of Medsonix as a going concern. Medsonix is in the development stage and has incurred losses since inception totaling $1,032,748 and is dependent on raising additional capital through loans and/or equity financing from related parties, or third party entities or individuals to fund future operations and then ultimately attain profitable operations. Accordingly, these factors raise substantial doubt as to Medsonix’s ability to continue as a going concern. Medsonix's cash position may be inadequate to pay all of the costs associated with testing, production and marketing of products. Management intends to use borrowings and security sales to mitigate the effects of its cash position, however no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should Medsonix be unable to continue existence.

Results of Operations for the Years Ended December 31, 2004 and 2003

The following overview provides a summary of key information concerning our financial results for the years ended December 31, 2004 and 2003.

	2004	2003	Increase
	Amount	Amount	(Decrease)
Revenue	$ 14,818	$ 7,559	$ 7,259

Cost of Goods Sold	-	-	-

Expenses:
Selling, General and administrative	82,241	49,224	33,017
Depreciation, and Amortization	163,466	2,381	161,085
Total	245,707	51,605	194,102

Operating Income (Loss)	(230,889)	(44,046)	186,843

Other income (expense):
Interest expense	(168,383)	(2,459)	165,924
Interest income	-	-	-

Net loss	$ (399,272)	$ (16,038)	$ 383,234

Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Revenue: Total revenue for the years ended December 31, 2004 and 2003 was $14,818 and $7,559 respectively. Historically, we have been in a development stage, implementing our MTS therapy and beginning production of our Cassone Transducers, as well as opening initial facilities to offer our alternative medical therapy. During the 2004 and 2003 years we had not generated significant revenues. However, during 2003 and continuing through 2004 we had established one facility located in Las Vegas, Nevada which offered our MTS therapy.

Expenses: Total expenses for the years ended December 31, 2004 and 2003 were $245,707 and $51,605, respectively, for and increase of $194,102. The increase is attributable to costs associated with the start up of our facility located in Las Vegas and the initial expenses of marketing our product and services.

General and administrative expenses for the years ended December 31, 2004 and 2003 were $82,241 and $49,224, respectively, for an increase of $33,017. The increase is attributable to the additional overhead incurred in connection with the beginning operations of our facility.

Depreciation and amortization expense for the years ended December 31, 2004 and 2003 were $163,466 and $2,381, respectively, for an increase of $161,085. Historically, as a development stage company, we did not have significant depreciable assets nor had we begun much property or equipment eliminating a large accumulated depreciation.

Other Income (Expense):

Interest Expense for the years ended December 31, 2004 and 2003 was $168,383 and $2,459, respectively, for an increase of $165,924. During the year ended December 31, 2004, we entered into an exclusive license agreement with our President, Mr. Cassone, and we agreed to pay a sum of $3,000,000 for the exclusive use of three patents. Additionally, the agreement required a royalty of 10% of the gross selling price or lease price for each product or system sold or leased by us. The loans and the license agreement from Mr. Cassone bear an imputed annual rate of 6%, thereby increasing our incurred interest expenses. On February 8, 2006 we revised our Exclusive License Agreement with Mr. Cassone wherein after the revised agreement date no minimal payments will be due until February 8, 2008.

Net Loss: Our net loss for the years ended December 31, 2004 and 2003 was $399,272 and $16,038, respectively, for an increase loss in the amount of $383,234. The net loss was primarily due to the increase in expenses and not enough of an increase in revenues to offset those expenses.

Results of Operations for the Years Ended September 30, 2005 and December 31, 2004.

During 2005, we changed our fiscal year end to September 30, 2005 and therefore our audited 2005 financial statements cover only 9 months. Our comparable periods for the two most recent fiscal years includes a shortened period of 9 months for the year ended September 30, 2005 and 12 months for the year ended December 31, 2004.

The following overview provides a summary of key information concerning our financial results for the years ended September 30, 2005 and December 31, 2004.

	September 30, 2005	December 31, 2004	Increase (Decrease)
	Amount	Amount
Revenue	$ 5,265	$ 14,818	$ (9,553)

Cost of Goods Sold	-	-	-

Expenses:
Selling, General and Administrative	208,263	82,241	126,022
Depreciation, and Amortization	134,899	163,466	(28,567)
Total	437,662	245,707	191,955

Operating Income (Loss)	(432,397)	(230,889)	201,508

Other income (expense):
Interest expense	(126,775)	(168,383)	(41,608)
Interest income	-	-	-

Net loss	$ (559,172)	$ (399,272)	$ 155,900

Year Ended September 30, 2005 Compared to Year Ended December 31, 2004

Revenue: Total revenue for the years ended September 30, 2005 and December 31, 2004 was $5,265 and $14,818 respectively, a decrease of $9,553. Part of the decrease in revenues is based on the periods representing different time frames; one is based on nine months and the other twelve months. However, we have been in a development stage, implementing our MTS therapy with the Cassone Transducers, as well as preparing for the additional facility in Los Angeles which opened after September 30, 2005. Additionally, we did offer free testing to increase our knowledge of treatment with a number of different illnesses in anticipation of expanding our therapy. We have continued to generate some revenues in our Las Vegas facility although not significant enough.

Expenses: Total expenses for the years ended September 30, 2005 and December 31, 2004 were $437,662 and $230,889, respectively, an increase of $191,955. The increase is attributable to general and administrative costs associated with the start up of our new facility located in California and continuing expenses of marketing our product and services. Additionally, we incurred higher legal and accounting expenses then previously experienced.

General and administrative expenses for the years ended September 30, 2005 and December 31, 2004 were $208,263 and $82,241, respectively, for an increase of $126,022. The increase is primarily due to the additional overhead incurred in operating our facility in Nevada and the implementation of salaries for the officers, as well as additional legal and accounting expenses incurred related to preparing the Company to go public.

Depreciation and amortization expense for the years ended September 30, 2005 and December 31, 2004 were $134,899 and $163,466, respectively, for a decrease of $28,567. Historically, as a development stage company, we did not have significant depreciable assets nor had we obtained much property or equipment eliminating large accumulated depreciation.

Other Income (Expense):

Interest Expense for the years ended September 30, 2005 and December 31, 2004 was $126,775 and $168,383, respectively, for a decrease of $41,608. The decrease is attributable to the shorter comparable period and relates to the loans payable owed to Mr. Cassone for expenses and the license agreement with him. The loans and the license agreement from Mr. Cassone bear an imputed annual rate of 6%, thereby increasing our incurred interest expenses. On February 8, 2006 we revised our Exclusive License Agreement with Mr. Cassone wherein after the revised agreement date no minimal payments will be due until February 8, 2008.

Net Loss: Our net loss for the years ended September 30, 2005 and December 31, 2004 was $559,172 and $399,272, respectively, for an increase loss in the amount of $155,900. We may have experienced an even greater net loss had our fiscal year period extended for a full twelve months. However, the net loss was primarily due to the increase in expenses without a large enough increase in revenues to offset those expenses.

APPLICATION OF CRITICAL ACCOUNTING POLICIES AND PRONOUNCEMENTS.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). GAAP requires us to make estimates and assumptions that affect the reported amounts in our consolidated financial statements including various allowances and reserves for accounts receivable and inventories, the estimated lives of long-lived assets and trademarks and trademark licenses as well as claims and contingencies arising out of litigation or other transactions that occur in the normal course of business. As we had not commenced significant operations at September 30, 2005, we do not have any significant accounting and reporting policies and practices.

Recent Accounting Pronouncements

In September 2004, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue 04-08 The Effect of Contingently Convertible Instruments on Diluted Earnings per Share, which requires the inclusion of shares related to contingently convertible debt instruments for computing diluted earnings per share using the if- converted method, regardless of whether the market price contingency has been met. EITF 04-08 will be effective for all periods ending after December 15, 2004 and includes retroactive adjustment to historically reported diluted earnings per share. The adoption of EITF Issue No. 04-08 does not currently have an impact on the Company's operating results or financial position.

In December 2004, the FASB issued Financial Accounting Standards Statement No. 153 “Exchanges of Nonmonetary Assets-an amendment of APB Opinion No. 29.” The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company does not expect SFAS 153 to have a material impact on its financial statements.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections - a Replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant impact on the financial statements.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard replaces SFAS No. 123 and supersedes APB Opinion No. 25, Accounting for Stock-based compensation. This Standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123(R) will be effective for interim or annual reporting periods beginning on or after June 15, 2005. Accordingly the Company is unable to determine at this time the impact of SFAS No. 123(R) will have on its balance sheet or income statements.

DESCRIPTION OF PROPERTY

The corporate headquarters of the Medsonix prototype and research facility is located at 2626 South Rainbow Blvd. Suite 109 in Las Vegas, Nevada, telephone (702) 873-3700, facsimile (702) 873-6880.  This facility is just less than 2000 square feet and reflects how future Medsonix centers will look and operate.  It is fully operational and open to the public at this time.

This office is leased month-to-month on a temporary basis. Currently, the monthly expenditure for the facility is $2,656.88, which has been paid directly by Mr. Alphonse Cassone to be reimbursed by Medsonix upon receipt of revenue.

On September 19, 2005, we entered into a two year lease for a facility located at 506 Santa Monica Blvd., Suite 218, Los Angeles, CA 90401. The lease began on October 1, 2005 and will expire on September 30, 2007. We pay $2,000 a month for the first year and with a 3% increase of the base rent each year. At the expiration of the lease we have the option to renew for one additional year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s founder, Alphonse Cassone is the inventor and the sole owner of the three patents (6,500,134, and pending Numbers #09/619,357 and 10/166,749).  Mr. Cassone has granted Medsonix, Inc. exclusive licensing rights to the technology through an exclusive licensing agreement, originally dated February 4, 2004. Pursuant to the terms of the February 2004 agreement, we agreed to pay Mr. Cassone $3,000,000 for all three patents no later than 24 months from the date of execution. Additionally, the agreement required us to pay a 10% royalty fee of the gross selling price or lease price for any product or system sold or leased by us. If we were unable to pay a minimum royalty fee of $500,000 per year after two years from the execution of the agreement then the agreement was to terminate. On February 8, 2006 we entered into a revised Exclusive License Agreement with Mr. Cassone, the terms and conditions of which supercede the February 4, 2004 agreement. The Restated Exclusive License Agreement contains the following terms and conditions:

Payment of License Fee and Royalty Payments.

•

License Fee. The License Fee of $3,000,000 shall be paid out of funds received by Licensee through public or private equity or debt financing and as a percentage of gross revenues received by Licensee; subject to the conditions that (i) Licensee shall not be obligated to pay more than 20% of any funds raised through private equity or debt financing toward such License Fee; and (ii) Licensee shall not be obligated to pay more than 10% of gross revenues towards such Licensee Fee.

•

Royalty Payments. Royalty Payments of Ten Percent (10%), as referenced above, shall be paid from the Gross Revenues; however such Royalty Payments shall not commence or accrue until the payment in full of the License Fee as set forth herein.

•

Minimum License Fee and Royalty Payments. Commencing on February 8, 2008, in the event that the License Fee has not been paid in full, the minimum combined annual (License Fee and Royalty Payment) shall be Five Hundred Thousand Dollars ($500,000). The portion of the minimum payment allocated toward the License Fee shall be paid on a quarterly basis, with the first payment due on or before March 31, 2008, and any payment toward Royalty Payments shall accrue and be paid pursuant to the paragraph below. The purpose of this provision is to assure Licensor a minimum payment of $500,000 per year, commencing on February 8, 2008 until such time as the Patents as described herein are expired.

•

Payments. Royalty Payments shall accrue and be paid within thirty (30) days after the end of each calendar year. Licensee shall pay to Licensor, by check made payable to Licensor, or by bank wire transfer to Licensor’s bank, whichever Licensor chooses, the full amount of all royalties due hereunder to Licensor.

•

Terms and Termination. The term of this agreement shall end on the last day of the expiration of any U.S. Patent issuing on either of the three above noted U.S. Patent Applications or any division or continuation or reissue patent therefrom, or upon default of any payments required, whichever shall first occur. If Medsonix files for bankruptcy and/or has committed fraud, this agreement will also terminate.

In addition to the exclusive license agreement, Mr. Cassone has also paid certain expenses on behalf of the Company resulting in loans payable to him. The loans bear an imputed annual rate of 6% and we have incurred interest expenses over the last three years on those loans.

In December 2002, Medsonix acquired and merged with Sonic Wellness Center, Inc. and Advanced Acoustic Technologies. Mr. Alphonse Cassone was an officer and director and major shareholder of both Sonic Wellness Center, Inc. and Advanced Acoustic Technologies.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

(a) Market Information

There is not presently, nor has there ever been, a public trading market for our common stock. It is anticipated that following our registration statement becoming effective, we will request a market maker to make an application to the NASD to have our shares included for quotation on the OTC Bulletin Board. Our application will consist of current corporate information, financial statements and other documents required by Rule 15c2-11 of the Securities Exchange Act of 1934

Inclusion on the OTC Bulletin Board permits price quotations for our shares to be published by that service. Although we intend to submit an application to the OTC Bulletin Board subsequent to the filing of this registration statement, we do not anticipate our shares to immediately be traded in the public market. Also, secondary trading of our shares may be subject to certain state imposed restrictions. Except for the application to the OTC Bulletin Board, there are no plans, proposals, arrangements or understandings with any person concerning the development of a trading market in any of our securities. There can be no assurance that our shares will be accepted for trading on the OTC Bulletin Board or any other recognized trading market. Also, there can be no assurance that a public trading market will develop following this offering or at any other time in the future or, that if such a market does develop, that it can be sustained.

Without an active public trading market, you may not be able to liquidate the shares you purchase in this offering. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operations. Factors we discuss in this prospectus, including the many risks associated with an investment in our securities, may have a significant impact on the market price of our common stock.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state.

Initially it is unlikely that our securities will qualify for any national or regional exchange or on The NASDAQ Stock Market. Therefore, our shares most likely will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock" rule. Section 15(g) sets forth certain requirements for broker-dealer transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer's net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse) are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares. These requirements may be considered cumbersome by broker-dealers and could impact the willingness of a particular broker-dealer to make a market in our shares, or they could affect the value at which our shares trade. Classification of the shares as penny stocks increases the risk of an investment in our shares.

(b) Holders of Common Stock

As of the date hereof, there are 66 holders of common stock.

(c) Dividends

The payment of dividends is subject to the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our board of directors, based upon the board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

Therefore, it is highly unlikely that any dividends on the common stock will be paid in the foreseeable future.

(d) Securities authorized for issuance under equity compensation plans.

Consultant and Employee Stock Compensation Plan

We currently do not maintain a consultant and employee stock compensation plan to compensate officers, directors, employees, consultants and certain other persons providing bona fide services to Medsonix or to compensate officers, directors and employees for accrual of salary, through the award of our common stock. However, in the past Medsonix has adopted several individual plans granting options to compensate our officers, directors, employees, and consultants. The following table sets forth information regarding outstanding shares issued under these plans. We anticipate adopting a new plan in the future that will allow for this type of compensation.

	Securities to be issued upon exercise of all outstanding options, warrants, and rights	Range of exercise price of outstanding options, warrants, rights	Number of securities remaining available for future issuance under equity compensation plans
Equity Compensation plans approved by security holders	0	0	0
Equity Compensation plans not approved by security holders	1,518,500	$0.01 - $3.00	0
Total	1,518,500	$0.01 - $3.00	0

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our executive officer Alphonse Cassone.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation			Long Term Compensation
		Salary	Bonus	Other Annual Compen- sation	Awards		Payouts	All other compensation
					Restricted Stock	Options	LTIP payouts
Alphonse, President	2005 2004 2003	$125,000 $-0- $-0-	-0- -0- -0-	-0- -0- -0-	-0- -0- -0-	-0- 1,000,000 34,000	-0- -0- -0-	-0- -0- -0-

Employment Agreements

We currently do not have any employment agreements in place with our officers but anticipate formalizing agreements in the future.

Termination of Employment

There are no compensatory plans or arrangements, including payments to be received from Medsonix, with respect to any of our executives officers, set out above which would in any way result in payments to any such person because of his resignation, retirement, or other termination of such person’s employment with Medsonix, or any change in control of Medsonix, or a change in the person’s responsibilities following a change in control of the Medsonix.

Director Compensation and Other Arrangements

All directors will be reimbursed for expenses in attending board or committee, when established, meetings.

Compensation Committee

We currently do not have a compensation committee on the board of directors. Until a formal committee is established our entire board of directors will review all forms of compensation provided to our executive officers, directors, consultants, and employees, including stock compensation.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our independent auditors on accounting or financial disclosures.

FINANCIAL STATEMENTS

Index To Audited Financial Statements

Medsonix, Inc. Audited Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Medsonix, Inc.

Las Vegas, Nevada

We have audited the accompanying balance sheet of Medsonix, Inc. (A Development Stage Company) as of December 31, 2004 and 2003 and the related statements of operations, stockholders’ equity, and cash flows for the year ended December 31, 2004 and 2003 and from November 1, 2001 (Inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medsonix, Inc. (A Development Stage Company) as of December 31, 2004 and 2003, and the results of its operations and cash flows for the year ended December 31, 2004 and 2003 and from November 1, 2001 (Inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

December 4, 2005

Henderson, Nevada

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS OF DECEMBER 31, 2004 & 2003

	Audited	Audited
	As of	As of
	12/31/2004	12/31/2003
ASSETS
ASSETS:
Current assets:
Cash	$ 38,211	$ 38
Prepaid expenses	10,908	-
Total current assets	49,119	38

Fixed assets:
Furniture & Equipment	11,636	11,110
Less: accumulated depreciation	(6,859)	(5,158)
Total fixed assets	4,777	5,952

Other assets:
Licensing agreement	2,838,235	-
Total other assets	2,838,235	-

TOTAL ASSETS	$ 2,892,131	$ 5,990

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES:
Current liabilities:
Accounts payable	$ 3,950	$ 3,950
Note payable	4,000	4,000
Note payable-related party	6,605	11,775
Accrued interest on notes payable	170,842	2,459
Total current liabilities	185,397	22,184

Long-Term liabilities:
Note payable	35,000	35,000
Note payable - licensing agreement	3,000,000	-
Total long-term liabilities	3,035,000	35,000

TOTAL LIABILITIES	3,220,397	57,184
Stockholders' deficit:
Preferred stock, $0.001 par value, 12% cumulative, 10,000,000 shares authorized, 0 shares issued and outstanding at
December 31, 2004 and 2003, respectively	-	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 6,744,500 and 6,552,500 shares issued and
outstanding at December 31, 2004 and 2003, respectively	95	23
Preferred stock subscribed	625	-
Additional paid-in capital	344,590	23,087
Subscriptions receivable	(200,000)	-
Accumulated deficit during development stage	(473,576)	(74,304)
Total stockholders' deficit	(328,266)	(51,194)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 2,892,131	$ 5,990

The accompanying notes to the financial statements should be read in conjunction with these Balance Sheets

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2004 & 2003 AND FROM INCEPTION TO DECEMBER 31, 2004

	Audited		Audited Inception to December 31, 2004
	For the year ended December 31,
	2004	2003

REVENUE	$ 14,818	$ 7,559	$ 25,567

COST OF GOODS SOLD	-	-	-

GROSS PROFIT	14,818	7,559	25,567

EXPENSES:
Selling, general and administrative	82,241	49,224	192,921
Depreciation and amortization expense	163,466	2,381	165,847
Total expenses	245,707	51,605	358,768

OPERATING INCOME (LOSS)	(230,889)	(44,046)	(333,201)

OTHER INCOME/(EXPENSES):
Interest expense	(168,383)	(2,459)	(170,842)
Interest income	-	-	-
Other income(expenses)	-	30,467	30,467
Total other income/(expenses)	(168,383)	28,008	(140,375)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(399,272)	(16,038)	(473,576)

PROVISION FOR INCOME TAXES	-	-	-

NET LOSS	$ (399,272)	$ (16,038)	$ (473,576)

Basic weighted average number of
common shares outstanding	6,676,622	6,761,041	6,615,000

Diluted weighted average number of
common shares outstanding	7,825,622	6,980,541	7,825,622

Net loss per basic common share	$ (0.06)	$ (0.00)	$ (0.07)

Net loss per diluted common share	$ (0.05)	$ (0.00)	$ (0.06)

The accompanying notes to the financial statements should be read in conjunction with these Statements of Operations

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid-in Capital	Subscriptions Receivable	Accumulated Deficit During Development Stage	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount

Balance, December 31, 2001	-	$ -	-	$ -	$ -	$ -	$ -	$ -

Issuance of common stock during acquisition of Sonic Wellness Center, Inc. and Advanced Acoustic Technologies.	-	-	6,311,000	11	11,099	-	-	11,110
Issuance of common stock as gift, $.05 average price per share	-	-	8,500		350	-	-	350
Issuance of common stock as gift, $.05 average price	-	-	10,000	1	499	-	-	500
Issuance of common stock as gift, $.05 average price
Issuance of common stock as gift, $.05 average price	-	-	3,000	-	150	-	-	150
Issuance of common stock for administrative services, $.05 average price per share	-	-	220,000	11	10,989	-		11,000
Net loss	-	-	-	-	-	-	(58,266)	(58,266)
Balance, December 31, 2002	-	-	6,552,500	23	23,087	-	(58,266)	(35,156)

Net loss	-	-	-	-	-	-	(16,038)	(16,038)
Balance, December 31, 2003	-	-	6,555,500	23	23,087	-	(74,304)	(51,194)

Issuance of common stock for services, $0.05 average price per share	-	-	10,000	-	500	-	-	500
Issuance of common stock for services, $0.05average price per share	-	-	34,000	2	1,698	-	-	1,700
Issuance of common stock for services, $0.05
Issuance of common stock for services, $0.05average price per share	-	-	30,000	15	14,985	-	-	15,000
Issuance of common stock for cash	-	-	20,000	15	14,985	-	-	15,000
Issuance of common stock for cash	-	-	1,000	1	999	-	-	1,000
Issuance of common stock for cash	-	-	57,000	14	13,986	-	-	14,000
Issuance of common stock for cash	-	-	20,000	5	4,995	-	-	5,000
Issuance of common stock for cash	-	-	20,000	20	19,980	-		20,000
Preferred Stock Subscription		625	-	-	249,375	(200,000)		50,000
Net loss			-	-	-	-	(399,272)	(399,272)
Balance, December 31, 2004	-	$ 625	6,744,500	$ 95	$ 344,590	$ (200,000)	$ (473,576)	$ (328,266)

The accompanying notes to the financial statements should be read in conjunction with this Statement of Stockholder’s Deficit

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2004 & 2003

	Audited
	For the year ended December 31,
	2004	2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$ (399,272)	$ (16,038)
Adjustments to reconcile net loss
to net cash used by operations:
Stock issued for services	67,200
Depreciation	163,466	2,381
Change in operating assets and liabilities:
(Increase) decrease in prepaid expenses	(10,908)	-
Increase (decrease) in accounts payable	-	-
Increase (decrease) in interest payable	168,383	2,459
Net cash provided by (used in) operating activities	(11,131)	(11,197)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(526)	-
Purchase of licensing agreement	-
Net cash used in investing activities	(526)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan payable - related party	-	11,005
Payment on note payable - related party	(5,170)	-
Proceeds from sale of stock	55,000
Proceeds from notes payable	-	-
Net cash provided by financing activities	49,830	11,005

NET INCREASE (DECREASE) IN CASH	38,173	(192)

CASH, BEGINNING OF PERIOD	38	230

CASH, END OF PERIOD	$ 38,211	$ 38

SUPPLEMENTARY INFORMATION:
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

The accompanying notes to the financial statements should be read in conjunction with these Statements of Cash Flows

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

NOTE 1 - ORGANIZATION AND PURPOSE

Medsonix, Inc., (the “Company”), incorporated in the State of Nevada on November 1, 2001. On August 26, 2002, Medsonix, Inc. consummated an Acquisition Agreement to acquire all of the outstanding capital stock of Sonic Wellness Center, Inc. and Advanced Acoustic Technologies in exchange for a pro rata interest in Medsonix, Inc. on a 1:2 basis. Medsonix, Inc. is currently a privately held company, however, the Company’s management intends to publicly trade the Company’s stock within the next year.

The Company was primarily organized for the purpose of providing health care services and medical device manufacturing. The Company currently offers a non-invasive therapeutic procedure known as the Medsonix Therapy System. This system utilizes a low frequency sound wave generated by an electro-acoustical transducer. The Company hopes to expand its Medsonix Therapy System nationwide and distribute information related to this system via its website at www.medsonix.com.

A Development Stage Company – The accompanying financial statements have been prepared in a accordance with the “Statement of Financial Accounting Standards No. 7”. A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. As of December 31, 2004, the Company has commenced its planned principal operations, however, there have not been significant revenues from operations.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Definition of Fiscal Year

The Company’s fiscal year end is December 31.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Earnings (Loss) Per Share Calculations

Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

Stock Based Compensation

The Company applies Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to key executives, employees, directors, and consultants. Under APB No. 25, incentive stock option plans are required to have the market price of the stock equal to the option price at the date of grant. No compensation expense is, therefore, recorded for an incentive stock option because no excess of market price over the option price exists at the date of grant.

Various stock option agreements issued by the Company provide for the grant of incentive stock options. These stock options are given by the Company in an effort to further the Company’s growth and increase the interest of key executives, employees, directors and consultants who share the responsibility for the management, growth or protection of the business. These options have various vesting schedules and termination dates. As of December 31, 2004, 1,368,500 options were outstanding and vested.

Fixed Assets

Fixed assets are stated at cost. Expenditures that materially increase the life of the assets are capitalized. Ordinary maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized at that time. Depreciation is computed primarily on the straight-line method for financial statement purposes over the following estimated useful lives:

Furniture & Fixtures	7 Years
Office Equipment	5 Years

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, " Accounting for the Impairment or Disposal of Long-Lived Assets ", long-lived assets such as property and equipment and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of assets groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds fair value of the asset group.

Revenues and Expenses Recognition

Revenues are recognized when services are rendered to customers. Costs and expenses are recognized during the period in which they are incurred.

Advertising Costs

The Company expenses all costs of advertising as incurred. Advertising costs incurred for the years ended December 31, 2004 and 2003 were $23,038 and $3,338, respectively.

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

Research and Development Costs

Research and development costs are charged to expense as incurred.

Income Taxes

Income taxes are generally provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets for financial and income tax reporting. The Company has no deferred tax assets and liabilities representing the future tax return consequences of those differences because currently the Company has no material temporary timing differences that give rise to these tax assets and liabilities. Currently there are no federal income taxes due.

Recently Issued Accounting Pronouncements

In September 2004, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue 04-08 The Effect of Contingently Convertible Instruments on Diluted Earnings per Share, which requires the inclusion of shares related to contingently convertible debt instruments for computing diluted earnings per share using the if- converted method, regardless of whether the market price contingency has been met. EITF 04-08 will be effective for all periods ending after December 15, 2004 and includes retroactive adjustment to historically reported diluted earnings per share. The adoption of EITF Issue No. 04-08 does not currently have an impact on the Company's operating results or financial position.

In November 2004, the FASB issued Financial Accounting Standards Statement No. 151 “Inventory Costs-an amendment of ARB No. 43, Chapter 4.” This Statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company does not expect SFAS 151 to have a material impact on its financial statements.

In December 2004, the FASB issued Financial Accounting Standards Statement No. 153 “Exchanges of Nonmonetary Assets-an amendment of APB Opinion No. 29.” The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company does not expect SFAS 153 to have a material impact on its financial statements.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections - a Replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant impact on the financial statements.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard replaces SFAS No. 123 and supersedes APB Opinion No. 25, Accounting for Stock-based compensation. This Standard requires a public entity to measure the cost of employee services received in

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

Recently Issued Accounting Pronouncements (Continued)

exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123(R) will be effective for interim or annual reporting periods beginning on or after June 15, 2005. Accordingly the Company is unable to determine at this time the impact of SFAS No. 123(R) will have on its balance sheet or income statements.

NOTE 3 – PREPAID EXPENSES

The Company prepaid the January 2005 rent of $2,158 in December 2004. Additionally, the Company entered into a consulting agreement with an individual in August 2004 to be the Company’s spokesperson for a period of twelve months. The Company issued 30,000 shares of Medsonix common stock valued at $15,000 as partial payment for the above referenced services. The Company recorded a prepaid expense for $8,750 to account for the seven months remaining on the contract. See Note 8 for additional information pertaining to this consulting agreement.

Prepaid expenses as of December 31, 2004 and December 31, 2003 were $10,908 and $0, respectively.

NOTE 4 - PROPERTY AND EQUIPMENT

The major classifications of property and equipment consist of the following at December 31:

	2004	2003
Office Equipment	$526	$-
Furniture & Fixtures	11,110	11,110
	11,636	11,110
Less: Accumulated Depreciation	(6,859)	(5,158)
Total Property and Equipment, Net	4,777	5,952

Depreciation expense for the years ended December 31, 2004 and December 31, 2003 was $1,701 and $2,381, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

During 2003 and 2004, the Company’s President paid certain expenses on behalf of the Company resulting in a loan payable. The balance as of December 31, 2004 and December 31, 2003 was $6,605

and $11,775, respectively. The loan bears an imputed annual rate of 6%. For the twelve months ended December 31, 2004 and December 31, 2003, the Company incurred interest expense of approximately $700 and $550, respectively.

On February 1, 2004, the Company entered into an Exclusive License Agreement with the President of the Company (“Licensor”), licensor of three U.S. Patent Applications. The agreement grants the Company (“Licensee”) exclusive license to the Licensor’s patent rights. The Licensee agrees to pay the Licensor the sum of $3,000,000 for all three U.S. Patent Applications no later than 24 months from the date of this agreement. Additionally, the agreement requires the Licensee to pay the Licensor a royalty of ten percent (10%) of the gross selling price or lease price for each product or system directly or indirectly sold or leased by the Licensee. If the Licensor does not receive from the Licensee a minimum royalty amount of $500,000 per year starting two years from the date of this agreement, the Exclusive License Agreement shall terminate and the exclusive license granted by the Licensor to the Licensee shall

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

NOTE 5 – RELATED PARTY TRANSACTIONS (CONTINUED)

also be terminated. The loan bears an imputed annual rate of 6%. For the twelve months ended December 31, 2004 and December 31, 2003, the Company incurred interest expense of approximately $165,000 and $0, respectively.

NOTE 6 – NOTES PAYABLE

The Company has loans outstanding of $3,045,605 and $50,775 as of December 31, 2004 and 2003, respectively, payable to certain individuals and one company. Proceeds from these loans were used primarily for working capital purposes and the purchase of an exclusive license agreement of three U. S. patents as discussed in Note 5. The notes payable consist of:

	2004	2003

Promissory note, principal of $4,000 with no stated interest rate, due in June 2003, convertible into 4,000 shares of common stock at any time prior to maturity. Interest imputed at 6% annually, based upon a 365-day calendar year. The conversion option was not excercised.

	$ 4,000	$ 4,000
Promissory note, principal $35,000 with stated interest rate of 4% annually, based upon a 365-day calendar year, due in March 2007.	35,000	35,000
Loan Payable-related party, (refer to Note 5), no stated interest rate, no due date. Interest imputed at 6% annually, based upon a 365-day calendar year.	6,605	11,775
Exclusive License Agreement Note Payable, no stated interest rate, due in February 2006. Interest imputed at 6% annually, based upon a 365-day calendar year.	3,000,000	-
	3,045,605	50,775
Less: Current Portion	(10,605)	(15,775)
Total Long-term Liabilities	$ 3,035,000	$ 35,000

NOTE 7 - STOCKHOLDERS’ EQUITY

The Company has 100,000,000 shares of common stock authorized with a par value of $0.001 per share and 10,000,000 shares of preferred stock authorized with a par value of $0.001 per share.

During fiscal year 2002, the Company consummated an Acquisition Agreement to acquire all of the outstanding capital stock of Sonic Wellness Center, Inc. and Advanced Acoustic Technologies in exchange for a pro rata interest in Medsonix, Inc. on a 1:2 basis. The Company issued a total of 6,311,000 shares of common stock valued at $11,110 to twenty-six individuals and one trust.

During fiscal year 2002, the Company issued 21,500 shares of common stock to three different individuals as gifts totaling $1,075 or $.05 price per share.

During fiscal year 2002, the Company issued 220,000 shares of common stock to an individual for administrative services rendered to the Company totaling $11,000 or $.05 price per share.

During fiscal year 2004, the Company issued 74,000 shares of common stock to three individuals for

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

NOTE 7 - STOCKHOLDERS’ EQUITY (CONTINUED)

consulting services rendered totaling $17,200 or $0.05 price per share.

During fiscal year 2004, the Company issued 20,000 shares of common stock an individual for cash totaling $15,000 or $.75 price per share.

During fiscal year 2004, the Company issued 21,000 shares of common stock to two individuals for cash totaling $21,000 or $1.00 price per share.

During fiscal year 2004, the Company issued 77,000 share of common stock to two individuals for cash totaling $19,000 or $.25 price per share.

During fiscal year 2004, the Company consummated a Memorandum of Terms for Private Placement of Equity Securities in Medsonix, Inc. with a company. The agreement calls for the issuance of 625,000 shares of 12% cumulative preferred stock totaling $250,000 or $0.40 price per share. The $250,000 investment amount is to be paid as follows:

(i)	$50,000 paid upon execution of the term sheet, which is to be followed up with the finalization of necessary corporate clean-up to allow for this investment.
(ii)	$75,000 paid upon completion of the definitive agreements relating this investment.
(iii)	$125,000 paid within thirty days of the payment referenced in item (ii) above.

NOTE 8 – CONSULTING AGREEMENTS

On December 16, 2002, Medsonix entered into a consulting agreement with a Utah corporation (“the company”) that agreed to obtain funding for Medsonix, with a commitment of up to ten million dollars ($10,000,000), to be paid in periodic installments. Per the management of Medsonix, the company agreed to provide a non-refundable good faith deposit, of which $30,000 was paid to Medsonix during the year ended December 31, 2002. The company’s funding source fell through rendering them unable to perform and fulfill the above commitment. During the year ended December 31, 2003, Medsonix reclassified the $30,000 deposit as other income.

On August 1, 2004, the Company entered into a consulting agreement with an individual to be the Company’s spokesperson for a period of twelve months. Payment for the above referenced services consists of the following:

(i)	$2,500 fee for the first production shoot of Medsonix, Inc. television commercials.
(ii)	Issuance of 2,500 shares of Medsonix common stock each month with a guarantee of one year.
(iii)	Option of 2,500 shares per month at $0.50 price per share.
(iv)	Fee of 3% of any money contractor raises for Medsonix, Inc., with a minimum of $1,000,000.
(v)

If agreement is not renewed and contractor’s material is used beyond August 1, 2005, contractor will be paid a one time, lump sum payment of $40,000 representing a re-use fee for any and all future use.

NOTE 9 – SUMMARY OF LEGAL PROCEEDINGS

The Company is not currently involved in any legal proceedings that may be deemed to be material to its financial condition.

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

NOTE 10 – GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As of December 31, 2004, the Company has recognized $25,567 of revenues to date and had accumulated losses of approximately $312,000 since inception. The Company’s ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used for further development of the Company’s products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

NOTE 11 – SUBSEQUENT EVENTS

There have been no subsequent events for the period ending December 31, 2004 which are material to the financial statements and operation of the Company.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Medsonix, Inc.

Las Vegas, Nevada

We have audited the accompanying balance sheet of Medsonix, Inc. (A Development Stage Company) as of September 30, 2005 and the related statements of operations, stockholders’ equity, and cash flows for the nine months ended September 30, 2005 and from November 1, 2001 (Inception) through September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medsonix, Inc. (A Development Stage Company) as of September 30, 2005, and the results of its operations and cash flows for the nine months ended September 30, 2005 and from November 1, 2001 (Inception) through September 30, 2005, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has suffered losses from operations, all of which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

De Joya Griffith & Company, LLC

December 4, 2005

Henderson, Nevada

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS

AS OF SEPTEMBER 30, 2005 AND DECEMBER 31, 2004

	Audited	Audited
	As of	As of
	September 30, 2005	December 31, 2004
ASSETS
ASSETS:
Current assets:
Cash	$ 180,723	$ 38,211
Prepaid expenses	3,862	10,908
Total current assets	184,585	49,119

Property, plant & equipment
Furniture & equipment	34,123	11,636
Leasehold improvements	1,000	-
Less: accumulated depreciation	(9,405)	(6,859)
Total fixed assets	25,718	4,777

Other assets:
Deposits	4,000	-
Licensing agreement (net of amortization)	2,705,882	2,838,235
Total other assets	2,709,882	2,838,235
TOTAL ASSETS	$ 2,920,185	$ 2,892,131

LIABILITIES AND STOCKHOLDERS' DEFICIT
LIABILITIES:

Current liabilities:
Accounts payable	$ 3,500	$ 3,950
Note payable	-	4,000
Note payable-related party	605	6,605
Accrued interest on notes payable	296,518	170,842
Total current liabilities	300,623	185,397

Long-Term liabilities:
Note payable	35,000	35,000
Note payable - licensing agreement	2,935,000	3,000,000
Total long-term liabilities	2,970,000	3,035,000
TOTAL LIABILITIES	3,270,623	3,220,397

Stockholders' deficit:
Preferred stock, $0.001 par value, 12% cumulative, 10,000,000 hares authorized, 625,000 shares issued and outstanding at December 31, 2005 and 2004, respectively	625	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 7,081,500 and 6,744,500 shares issued and outstanding at December 31, 2005 and 2004, respectively	432	95
Preferred stock subscribed	-	625
Additional paid-in capital	681,253	344,590
Subscriptions receivable	-	(200,000)
Accumulated deficit during development stage	(1,032,748)	(473,576)
Total stockholders' deficit	(350,438)	(328,266)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ 2,920,185	$ 2,892,131

The accompanying notes to the financial statements should be read in conjunction with these Balance Sheets

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005, TWELVE MONTHS ENDED DECEMBER 31, 2004 AND FROM INCEPTION TO SEPTEMBER 30, 2005

	Audited		Audited
	Nine Months Ended 9/30/2005	Twelve Months Ended 12/31/2004	Inception (November 1, 2001) to September 31, 2005

REVENUE	$ 5,265	$ 14,818	$ 30,832

COST OF GOODS SOLD	-	-	-

GROSS PROFIT	5,265	14,818	30,832

EXPENSES:
Selling, general and administrative	208,263	82,241	401,184
Selling, general and administrative-related party	94,500	-	94,500
Depreciation and amortization expense	134,899	163,466	300,746
Total expenses	437,662	245,707	796,430

OPERATING INCOME (LOSS)	(432,397)	(230,889)	(765,598)

OTHER INCOME/(EXPENSES):
Interest expense	(126,775)	(168,383)	(297,617)
Other income(expenses)	-	-	30,467
Total other income/(expenses)	(126,775)	(168,383)	(267,150)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(559,172)	(399,272)	(1,032,748)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$ (559,172)	$ (399,272)	$ (1,032,748)

Basic weighted average number of
common shares outstanding	6,937,495	6,676,622	6,773,167

Diluted weighted average number of
common shares outstanding	8,305,995	7,825,622	7,885,955

Net loss per basic common share	$ (0.08)	$ (0.06)	$ (0.15)

Net loss per diluted common share	$ (0.07)	$ (0.05)	$ (0.13)

The accompanying notes to the financial statements should be read in conjunction with these Statements of Operations.

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid-in Capital	Subscriptions Receivable	Accumulated Deficit During Development Stage	Total Stockholders' Deficit
	Shares	Amount	Shares	Amount

Balance, December 31, 2001	-	$ -	-	$ -	$ -	$ -	$ -	$ -
Issuance of common stock during acquisition of Sonic Wellness Center, Inc. and Advanced Acoustic Technologies.	-	-	6,311,000	11	11,099	-	-	11,110
Issuance of common stock as gift, $.05 average price per share	-	-	8,500		350	-	-	350
Issuance of common stock as gift, $.05 average price	-	-	10,000	1	499	-	-	500
Issuance of common stock as gift, $.05 average price
Issuance of common stock as gift, $.05 average price	-	-	3,000	-	150	-	-	150
Issuance of common stock for administrative services, $.05 average price per share	-	-	220,000	11	10,989	-		11,000
Net loss	-	-	-	-	-	-	(58,266)	(58,266)
Balance, December 31, 2002	-	-	6,552,500	23	23,087	-	(58,266)	(35,156)
Net loss	-	-	-	-	-	-	(16,038)	(16,038)
Balance, December 31, 2003	-	-	6,552,500	23	23,087	-	(74,304)	(51,194)
Issuance of common stock for services, $0.05 average price per share	-	-	10,000	-	500	-	-	500
Issuance of common stock for services, $0.05average price per share	-	-	34,000	2	1,698	-	-	1,700
Issuance of common stock for services, $0.05
Issuance of common stock for services, $0.05average price per share	-	-	30,000	15	14,985	-	-	15,000
Issuance of common stock for cash	-	-	20,000	15	14,985	-	-	15,000
Issuance of common stock for cash	-	-	1,000	1	999	-	-	1,000
Issuance of common stock for cash	-	-	57,000	14	13,986	-	-	14,000
Issuance of common stock for cash	-	-	20,000	5	4,995	-	-	5,000
Issuance of common stock for cash	-	-	20,000	20	19,980	-		20,000
Preferred Stock Subscription		625	-	-	249,375	(200,000)		50,000
Net loss			-	-	-	-	(399,272)	(399,272)
Balance, December 31, 2004	-	625	6,744,500	95	344,590	(200,000)	(473,576)	(328,266)
Payment of stock subscriptions receivable	-	-	-	-	-	200,000	0	200,000
Issuance of common stock for services	-	-	5,000	5	4,995	-	-	5,000
Issuance of common stock for services	-	-	5,000	5	4,995	-	-	5,000
Issuance of common stock for cash (PPM)	-	-	327,000	327	326,673	-	(559,172)	(232,172)
Balance, September 30, 2005	625,000	$625	7,081,500	$432	$681,253	$-	$(1,032,748)	$(350,438)

The accompanying notes to the financial statements should be read in conjunction with this Statement of Stockholder’s Deficit

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND TWELVE MONTHS ENDED DECEMBER 31, 2004.

	Audited	Audited
	Nine Months	Twelve Months
	Ended	Ended
	9/30/2005	12/31/2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$ (559,172)	$ (399,272)
Adjustments to reconcile net loss to net cash used by operations:
Depreciation and amortization	134,899	163,466
Stock issued for services	10,000	67,200
Change in operating assets and liabilities:
(Increase) decrease in prepaid expenses	7,046	(10,908)
Increase (decrease) in interest payable	125,676	168,383
Increase (decrease) in payables	(450)	-
(Increase) decrease in deposits	(4,000)	-
Net cash provided by (used in) operating activities	(286,001)	(11,131)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(22,487)	(526)
Purchase of leasehold improvements	(1,000)	-
Net cash used in investing activities	(23,487)	(526)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment on note payable - licensing agreement	(65,000)	-
Payment on note payable - related party	(6,000)	(5,170)
Payment on note payable	(4,000)	-
Proceeds from preferred stock subscription	200,000	-
Proceeds from sale of common stock	327,000	55,000
Net cash provided by financing activities	452,000	49,830

NET INCREASE (DECREASE) IN CASH	142,512	38,173

CASH, BEGINNING OF PERIOD	38,211	38

CASH, END OF PERIOD	$ 180,723	$ 38,211
	$ 180,723	$ 38,211
SUPPLEMENTARY INFORMATION:	$ -	$ -
Interest paid	$ -	$ -
Income taxes paid	$ -	$ -

The accompanying notes to the financial statements should be read in conjunction with these Statements of Cash Flows.

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

NOTE 1 - ORGANIZATION AND PURPOSE

Medsonix, Inc., (the “Company”), incorporated in the State of Nevada on November 1, 2001. On August 26, 2002, Medsonix, Inc. consummated an Acquisition Agreement to acquire all of the outstanding capital stock of Sonic Wellness Center, Inc. and Advanced Acoustic Technologies in exchange for a pro rata interest in Medsonix, Inc. on a 1:2 basis. Medsonix, Inc. is currently a privately held company, however, the Company’s management intends to publicly trade the Company’s stock within the next year.

The Company was primarily organized for the purpose of providing health care services and medical device manufacturing. It currently offers a non-invasive therapeutic procedure known as the Medsonix Therapy System. This system utilizes a low frequency sound wave generated by an electro-acoustical transducer. The Company plans to expand its Medsonix Therapy System nationwide and distribute information related to this system via its website at www.medsonix.com.

Company operations recently expanded into Santa Monica, California with operations expected to begin November 15, 2005. (See Note 8 for related information.) Additionally, the Company has begun to market the Medsonix Therapy System on franchise search engines; to be sold in areas where the UFOC is accepted by the states involved.

A Development Stage Company – The accompanying financial statements have been prepared in a accordance with the “Statement of Financial Accounting Standards No. 7 “. A development-stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. As of September 30, 2005, the Company has commenced its planned principal operations; however, there have been no significant revenues there from.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Definition of Fiscal Year

The Company’s fiscal year end is September 30. It was previously December 31, but the year end was changed during 2005 to be September 30.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with maturities of three months or less when purchased. Cash and cash equivalents are on deposit with financial institutions without any restrictions.

Concentrations

The company invests its excess cash in deposits with major financial institutions. Deposits at each financial institution are insured by the Federal Deposit Insurance Corporation up to $100,000. If the financial institutions had defaulted as of September 30, 2005, the company's maximum loss would have been approximately $81,000.

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations (Continued)

A significant amount of the Company’s assets and resources are dependent on the financial support of sales of shares. Should investors determine to no longer finance the operations of the Company, it may be unlikely for the Company to continue.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Earnings (Loss) Per Share Calculations

Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Stock Based Compensation

The Company applies Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to key executives, employees, directors, and consultants. Under APB No. 25, incentive stock option plans are required to have the market price of the stock equal to the option price at the date of grant. No compensation expense is, therefore, recorded for an incentive stock option because no excess of market price over the option price exists at the date of grant.

Various stock option agreements issued by the Company provide for the grant of incentive stock options. These stock options are given by the Company in an effort to further the Company’s growth and increase the interest of key executives, employees, directors and consultants who share the responsibility for the management, growth or protection of the business. These options have various vesting schedules and termination dates. As of September 30, 2005 and December 31, 2004, 1,368,500 options were outstanding and vested.

Fixed Assets

Fixed assets are stated at cost. Expenditures that materially increase the life of the assets are capitalized. Ordinary maintenance and repairs are charged to expense as incurred. When assets are sold or otherwise disposed of, the cost and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized at that time. Depreciation is computed primarily on the straight-line

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

method for financial statement purposes over the following estimated useful lives:

Furniture & Fixtures	7 Years
Office Equipment	5 Years
Software	3 Years
Leasehold Improvements	2 Years

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144," Accounting for the Impairment or Disposal of Long-Lived Assets ", long-lived assets such as property and equipment and intangible assets subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Recoverability of asset groups to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of an asset group exceeds fair value of the asset group.

Revenues and Expenses Recognition

Revenues are recognized when services are rendered to customers. Costs and expenses are recognized during the period in which they are incurred.

Advertising Costs

The Company expenses all costs of advertising as incurred. Advertising costs incurred for the years ended September 30, 2005 and 2004 were $19,988 and $23,038, respectively.

Research and Development Costs

Research and development costs are charged to expense as incurred.

Income Taxes

Income taxes are generally provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of fixed assets for financial and income tax reporting. The Company has no deferred tax assets and liabilities representing the future tax return consequences of those differences because currently the Company has no material temporary timing differences that give rise to these tax assets and liabilities. Currently there are no federal income taxes due.

Recently Issued Accounting Pronouncements

In September 2004, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue 04-08

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

Recently Issued Accounting Pronouncements (Continued)

The Effect of Contingently Convertible Instruments on Diluted Earnings per Share, which requires the inclusion of shares related to contingently convertible debt instruments for computing diluted earnings per share using the if- converted method, regardless of whether the market price contingency has been met. EITF 04-08 will be effective for all periods ending after December 15, 2004 and includes retroactive adjustment to historically reported diluted earnings per share. The adoption of EITF Issue No. 04-08 does not currently have an impact on the Company's operating results or financial position.

In November 2004, the FASB issued Financial Accounting Standards Statement No. 151 “Inventory Costs-an amendment of ARB No. 43, Chapter 4.” This Statement clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company does not expect SFAS 151 to have a material impact on its financial statements.

In December 2004, the FASB issued Financial Accounting Standards Statement No. 152 “Accounting for Real Estate Time-Sharing Transactions-an amendment of FASB Statements No. 66 and 67.” This Statement references the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also states that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. The Company does not expect SFAS 152 to have a material impact on its financial statements.

In December 2004, the FASB issued Financial Accounting Standards Statement No. 153 “Exchanges of Nonmonetary Assets-an amendment of APB Opinion No. 29.” The guidance in APB Opinion No. 29, Accounting for Nonmonetary Transactions, is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. This Statement amends Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. The Company does not expect SFAS 153 to have a material impact on its financial statements.

In December 2004, the FASB issued SFAS No. 123(R), Share-Based Payment, which establishes standards for transactions in which an entity exchanges its equity instruments for goods or services. This standard replaces SFAS No. 123 and supersedes APB Opinion No. 25, Accounting for Stock-based compensation. This Standard requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. This eliminates the exception to account for such awards using the intrinsic method previously allowable under APB Opinion No. 25. SFAS No. 123(R) will be effective for interim or annual reporting periods beginning on or after June 15, 2005. Accordingly the Company is unable to determine at this time the impact of SFAS No. 123(R) will have on its balance sheet or income statements.

In May 2005, the FASB issued SFAS 154, "Accounting Changes and Error Corrections - a Replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also redefines "restatement" as the revising of previously issued financial statements to reflect the correction

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

Recently Issued Accounting Pronouncements (Continued)

of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant impact on the financial statements.

NOTE 3 – PREPAID EXPENSES

In August 2004, the Company entered into a consulting agreement with an individual to be the Company’s spokesperson for a period of twelve months. The Company issued 30,000 shares of Medsonix common stock valued at $15,000 as partial payment for the above referenced services. The Company recorded a prepaid expense for $8,750 to account for the seven months remaining on the contract. See Note 8 for additional information pertaining to this consulting agreement. In December 2004, the Company also prepaid the January 2005 office space lease payment of $2,158.

On September 19, 2005, the Company entered into a real estate lease agreement and prepaid the October 2005 lease payment of $2,000. Additionally, the Company prepaid $1,862 for advertising expenses related to a display booth at a convention scheduled to take place in October 2005.

Prepaid expenses as of September 30, 2005 and December 31, 2004 were $3,862 and $10,908, respectively.

NOTE 4 - PROPERTY AND EQUIPMENT

The major classifications of property and equipment consist of the following at September 30:

	September 30 2005	December 31, 2004
Office equipment	$3,514	$526
Furniture & fixtures	11,110	11,110
Therapy equipment	16,311	-
Software	3,188	-
	34,123	11,636
Leasehold improvements	1,000	-
Less: Accumulated Depreciation	(9,405)	(6,859)
Total Property and Equipment, Net	$25,718	$4,777

Depreciation expense for the years ended September 30, 2005 and December 31, 2004 was $2,546 and $1,701, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

During 2004 and 2005, the Company’s President paid certain expenses on behalf of the Company resulting in a loan payable. The balance as of September 30, 2005 and December 31, 2004 was $605 and $6,605, respectively. The loan bears an imputed annual rate of 6%. For the nine months ended September 30, 2005 and twelve months ended December 31, 2004, the Company incurred interest

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

NOTE 5 – RELATED PARTY TRANSACTIONS (CONTINUED)

expense of approximately $0 and $700, respectively.

On February 1, 2004, the Company entered into an Exclusive License Agreement with the President of the Company (“Licensor”), licensor of three U.S. Patent Applications. The agreement grants the Company (“Licensee”) exclusive license to the Licensor’s patent rights. The Licensee agrees to pay the Licensor the sum of $3,000,000 for license to all three U.S. Patents no later than 24 months from the date of this agreement. Additionally, the agreement requires the Licensee to pay the Licensor a royalty of ten percent (10%) of the gross selling price or lease price for each product or system directly or indirectly sold or leased by the Licensee. If the Licensor does not receive from the Licensee a minimum royalty amount of $500,000 per year starting two years from the date of this agreement, the Exclusive License Agreement shall terminate and the exclusive license granted by the Licensor to the Licensee shall also be terminated. The loan bears an imputed annual rate of 6%. For the nine months ended September 30, 2005 and twelve December 31, 2004, the Company incurred interest expense of approximately $125,700 and $165,000, respectively.

NOTE 6 – NOTES PAYABLE

The Company has loans outstanding of $2,970,605 and $3,045,605 as of September 30, 2005 and 2004, respectively, payable to certain individuals and one company. Proceeds from these loans were used primarily for working capital purposes and the purchase of an exclusive license agreement of three U. S. patents as discussed in Note 5. The notes payable consist of:

	2005	2004
Promissory note, principal of $4,000 with no stated interest rate, due in June 2003, convertible into 4,000 shares of common stock at any time prior to maturity. Interest imputed at 6% annually, based upon a 365-day calendar year. The conversion option was not excercised.	$ -	$ 4,000
Promissory note, principal $35,000 with stated interest rate of 4% annually, based upon a 365-day calendar year, due in March 2007.	35,000	35,000
Loan Payable-related party, (refer to Note 5), no stated interest rate, no due date. Interest imputed at 6% annually, based upon a 365-day calendar year.	605	6,605
Exclusive License Agreement Note Payable, no stated interest rate, due in February 2006. Interest imputed at 6% annually, based upon a 365-day calendar year.	2,935,000	3,000,000
	2,970,605	3,045,605
Less: Current Portion	(605)	(10,605)
Total Long-term Liabilities	$ 2,970,000	$ 3,035,000

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

NOTE 7 - STOCKHOLDERS’ EQUITY

The Company has 100,000,000 shares of common stock authorized with a par value of $0.001 per share and 10,000,000 shares of preferred stock authorized with a par value of $0.001 per share.

During fiscal year 2002, the Company consummated an Acquisition Agreement to acquire all of the outstanding capital stock of Sonic Wellness Center, Inc. and Advanced Acoustic Technologies in exchange for a pro rata interest in Medsonix, Inc. on a 1:2 basis. The Company issued a total of 6,311,000 shares of common stock valued at $11,110 to twenty-six individuals and one trust.

During fiscal year 2002, the Company issued 21,500 shares of common stock to three different individuals as gifts totaling $1,075 or $.05 price per share.

During fiscal year 2002, the Company issued 220,000 shares of common stock to an individual for administrative services rendered to the Company totaling $11,000 or $.05 price per share.

During fiscal year 2004, the Company issued 74,000 shares of common stock to three individuals for consulting services rendered totaling $17,200 or $0.05 price per share.

During fiscal year 2004, the Company issued 20,000 shares of common stock an individual for cash totaling $15,000 or $.75 price per share.

During fiscal year 2004, the Company issued 21,000 shares of common stock to two individuals for cash totaling $21,000 or $1.00 price per share.

During fiscal year 2004, the Company issued 77,000 shares of common stock to two individuals for cash totaling $19,000 or $.25 price per share.

During fiscal year 2004, the Company consummated a Memorandum of Terms for Private Placement of Equity Securities in Medsonix, Inc. with a company. The agreement calls for the issuance of 625,000 shares of 12% cumulative preferred stock totaling $250,000 or $0.40 price per share. The $250,000 investment amount is to be paid as follows:

(i)	$50,000 paid upon execution of the term sheet, which is to be followed up with the finalization of necessary corporate clean-up to allow for this investment.
(ii)	$75,000 paid upon completion of the definitive agreements relating this investment.
(iii)	$125,000 paid within thirty days of the payment referenced in item (ii) above.

During fiscal year 2005, the Company issued 10,000 shares of common stock to two individuals for administrative services rendered totaling $10,000 or $1.00 price per share.

During fiscal year 2005, the Company sold 327,000 shares for cash totaling $327,000 or $1.00 price per share through a private placement memorandum.

NOTE 8 – AGREEMENTS

On August 1, 2004, the Company entered into a consulting agreement with an individual to be the Company’s spokesperson for a period of twelve months. Payment for the above referenced services consists of the following:

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

NOTE 8 – AGREEMENTS (CONTINUED)

(i)	$2,500 fee for the first production shoot of Medsonix, Inc. television commercials.
(ii)	Issuance of 2,500 shares of Medsonix common stock each month with a guarantee of one year.
(iii)	Option of 2,500 shares per month at $0.50 price per share.
(iv)	Fee of 3% of any money contractor raises for Medsonix, Inc., with a minimum of $1,000,000.
(v)

If agreement is not renewed and contractor’s material is used beyond August 1, 2005, contractor will be paid a one time, lump sum payment of $40,000 representing a re-use fee for any and all future use.

On July 27, 2005, the Company entered into a ten year joint venture agreement for the Beverly Hills, California Area with a company, the Joint Venture Partner (JVP). For the fee of $100, the JVP agrees to manage the local facility, maximize the marketing and service efforts, and train employees on the Medsonix System techniques. The JVP will receive forty five (45%) percent of the profits after normal expenses of the Santa Monica, California location. Medsonix will receive fifty five (55%) of the profits and will provide the therapy system including maintenance of the equipment. This agreement is renewable for an additional ten year term for a fee of $2,500.

On August 5, 2005, the Company entered into a ten year joint venture agreement for the Las Vegas Area with a company, the Joint Venture Partner (JVP). For the fee of $100, the JVP agrees to manage the local facility, maximize the marketing and service efforts, and train employees on the Medsonix System techniques. The JVP will receive forty five (45%) percent of the profits after normal expenses of the existing Las Vegas location. Medsonix will receive fifty five (55%) of the profits and will provide the therapy system including maintenance of the equipment. This agreement is renewable for an additional ten year term for a fee of $2,500.

On September 19, 2005, the Company entered into a real estate lease agreement for office space. The lease commences on October 1, 2005 and ends on September 30, 2007. A security deposit of $4,000 was required and the base monthly rent is $2,000 which will increase by three percent (3%) per year. The Company has the option of renewing the lease for one year after expiration.

Future minimum lease payments are as follows:

Year	Amount
2005	$6,000
2006	24,180
2007	18,540
Total	$48,720

NOTE 9 – CONTINGENCIES

The company may be subject to various lawsuits and claims arising out of the normal course of business. Management and the company’s legal counsel are of the opinion that the ultimate liability resulting from such matters will not have a material adverse impact on the company’s financial position.

MEDSONIX, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES

NOTE 10 – GOING CONCERN

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. For the years ending September 30, 2005 and December 31, 2004, the Company has recognized $30,832 and $25,567, respectively, of revenues to date and has accumulated losses of approximately $1,032,000 since inception. The Company’s ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used for further development of the Company’s products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

NOTE 11 – SUBSEQUENT EVENTS

As indicated in Note 8, the Company opened expanded into the California area through the Santa Monica office which opened on November 15, 2005.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any security other than the shares of common stock offered by this prospectus, nor does it constitute an offer to sell or a solicitation of any offer to buy the shares of a common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances create any implication that information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

Dealer Prospectus

Delivery Obligation

Until [nine months from the date of effectiveness], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

_________, 2006

MEDSONIX, INC.
TABLE OF CONTENTS

Prospectus Summary...

The Offering

Summary Financial Information...

Risk Factors...

Available Information...

Special Note Regarding Forward-Looking Information...

Use of Proceeds...

Determination of Offering Price...

Dilution...

Selling Security Holders...

Plan of Distribution and Terms of the Offering...

Legal Proceedings...

Directors, Executive Officers, Promoters and Control Persons...

Security Ownership of Beneficial Owners and Management ...

Description of Securities...

Interest of Named Experts and Counsel...

Disclosure of Commission Position on Indemnification for Securities Act Liabilities...

Description of Business...

Management’s Discussion and Analysis of Financial Condition and Results of Operations...

Description of Property...

Certain Relationships and Related Transactions...

Market for Common Equity and Related Stockholder Matters...

Executive Compensation...

Changes in and Disagreements with Accountants...

Audited Financial Statements

Independent Auditor’s Report...

Balance Sheets...

Statement of Operations...

Statement of Stockholders’ Deficit...

Statement of Cash Flows...

Notes to Financial Statements...

Audited Financial Statements

Independent Auditor’s Report...

Balance Sheets...

Statement of Operations...

Statement of Stockholders’ Deficit...

Statement of Cash Flows...

Notes to Financials...

Page 1 2 3 4 11 11 12 13 13 15 18 20 20 24 25 31 31 34 40 48 48 49 52 52 F-1 F-2 F-3 F-4 F-5 F-6 G-1 G-2 G-3 G-4 G-5 G-6

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

None of our directors will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of Medsonix, Inc. in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Medsonix, Inc. if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

Our officers and directors are accountable to us as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting us. In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to us, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder’s rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Stockholders who have suffered losses in connection with the purchase or sale of their interest in Medsonix, Inc. in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from us.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses payable by the Company in connection with the sale and distribution of the shares registered hereby.

SEC Registration Fee	$299.17
Accounting Fees and Expenses	$11,250
Legal Fees and Expenses	$50,000
Printing Expenses	$5,000

Total	$66,549.17

RECENT SALES OF UNREGISTERED SECURITIES

Since inception (November 1, 2002) we issued and sold the following unregistered securities:

On November 19, 2002, the Company entered into an Acquisition Agreement with Sonic Wellness and Advanced Acoustic to acquire 100% of the issued and outstanding shares of Sonic Wellness and Advanced Acoustic. Under the terms of the Agreement, we agreed to issue one Medsonix share for every two shares held in either Advanced Acoustic or Sonic Wellness. Pursuant to the terms of the Agreement, we issued a total of 5,628,500 shares to the shareholders of Sonic Wellness and a total of 682,500 shares to the shareholders of Advanced Acoustic. The shares were issued to 26 individuals and 1 trust. This acquisition was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation. The recipient of the shares was afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make its investment decision, including the Company's financial statements. The Company reasonably believed that the recipient, immediately prior to issuing the shares, had such knowledge and experience in its financial and business matters that it was capable of evaluating the merits and risks of its investment. The recipient had the opportunity to speak with the Company's president and directors on several occasions prior to its investment decision. The shares are restricted against resale and may only be sold pursuant to Rule 144 or an effective registration statement.

On June 17, 2002, the Company issued 220,000 shares of restricted common stock to an individual for administrative services performed for the Company. We believe that the issuance of the shares were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation. The shares are restricted against resale and may only be sold pursuant to Rule 144 or an effective registration statement.

During 2002, the Company gifted a total of 21,500 shares of restricted common stock to 3 individuals for a total value of $1,000. We believe that the issuance of the shares were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation. The shares are restricted against resale and may only be sold pursuant to Rule 144 or an effective registration statement.

On February 17, 2004, the Company sold 20,000 shares of restricted common stock for a cash value of $15,000 or $0.75 per share to E.C. Traver. The shares were issued in reliance on Section 4(2) of the Act, based upon his relationship to the Company and the amount of securities being issued. The shares were issued directly by the Company and did not involve a public offering or general solicitation. The shares are restricted against resale and may only be sold pursuant to Rule 144 or an effective registration statement.

On February 21, 2004, the Company sold 1,000 shares of restricted common stock for a cash value of $1,000 or $1.00 per share to Ed & Jean Peterka. The shares were issued in reliance on Section 4(2) of the Act, based upon their relationship to the Company and the amount of securities being issued. The shares were issued directly by the Company and did not involve a public offering or general solicitation. The shares are restricted against resale and may only be sold pursuant to Rule 144 or an effective registration statement.

On May 20, 2004, the Company sold 57,000 shares of restricted common stock for a cash value of $14,000 or $0.25 per share to Patrick Kelly Jr. The shares were issued in reliance on Section 4(2) of the Act, based upon his relationship to the Company and the amount of securities being issued. The shares were issued directly by the Company and did not involve a public offering or general solicitation. The shares are restricted against resale and may only be sold pursuant to Rule 144 or an effective registration statement.

On September 1, 2004, the Company sold 20,000 shares of restricted common stock for a cash value of $5,000 or $0.25 per share to Margaret Woods. The shares were issued in reliance on Section 4(2) of the Act, based upon her relationship to the Company and the amount of securities being issued. The shares were issued directly by the Company and did not involve a public offering or general solicitation. The shares are restricted against resale and may only be sold pursuant to Rule 144 or an effective registration statement.

On November 16, 2004, the Company sold 20,000 shares of restricted common stock for a cash value of $20,000 or $1.00 per share to Jack Mann. The shares were issued in reliance on Section 4(2) of the Act, based upon his relationship to the Company and the amount of securities being issued. The shares were issued directly by the Company and did not involve a public offering or general solicitation. The shares are restricted against resale and may only be sold pursuant to Rule 144 or an effective registration statement.

Issuances to Consultants

During 2004, the Company issued a total of 74,000 shares, valued at $0.05 per share, to 3 individuals for consulting services provided to the Company. We believe that the issuances of the shares were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation. The shares are restricted against resale and may only be sold pursuant to Rule 144 or an effective registration statement.

Issuances Pursuant to Private Placements

On February 18, 2005, the Company entered into an Investment Agreement with DaVinci-Franklin Fund I, Ltd pursuant to an Investment Agreement and related Registration Rights Agreement. Pursuant to this agreement we issued 625,000 shares of Convertible Series A Preferred stock for an investment totaling $250,000, or $0.40 per share. The Company believes that the sale of the Convertible Series A Preferred stock was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Regulation D Rule 506. The shares were issued directly by the Company and did not involve a public offering or general solicitation. DaVinci was afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make its investment decision, including the financial statements. The Company reasonably believed that DaVinci, immediately prior to its investment, had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment. DaVinci had the opportunity to speak with the Company's management on several occasions prior to its investment decision.

Between March 24, 2005 and November 18, 2005, the Company commenced a private placement of its common stock priced at a $1.00 per share. The private placement was conducted by the Company and no commissions were paid. The Company sold 342,500 shares of restricted common stock to 24 accredited investors. The Company received a total of $342,500 prior to paying any fees and costs associated with the offering. The private placement was in reliance on Sections 4(2), Regulation D Rule 506 and/or 3(b) of the Securities Act, based upon each investor's relationship to the Company, their accredited investor status, the amount of securities offered, and the size and manner of the offering.

Issuances of Stock Options

On November 11, 2001, the Company granted options for the purchase of up to 11,000 shares of its common stock at an exercise price of $0.50 per share to Ronald Serota in connection with the execution of a Stock Option Agreement. The options expire on October 29, 2010. We believe that the issuance of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation.

On January 30, 2002, the Company granted options for the purchase of up to 34,000 shares of its common stock at an exercise price of $3.00 per share to Susan Jung as compensation for her director services and pursuant to the execution of a Stock Option Agreement. The options expire on October 29, 2010. We believe that the issuance of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation.

On February 20, 2002, the Company granted options for the purchase of up to 34,000 shares of its common stock at an exercise price of $3.00 per share to each Todd Zang and Gary Marrone as compensation for their director services and pursuant to the execution of Stock Option Agreements. The options expire on October 29, 2010. We believe that the issuance of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation.

On March 31, 2003, the Company granted options for the purchase of up to 20,000 shares and 50,000 shares of its common stock at an exercise price of $0.50 per share to each Larry Swecker and Dave Williams, respectively, pursuant to the execution of Stock Option Agreements. The options set to expire on April 1, 2010 and April 3, 2010. We believe that the issuance of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation.

On March 31, 2003, the Company agreed to amend the exercise price contained in the previously executed Stock Option Agreements with Todd Zang and Susan Jung on January 30, 2002 and February 20, 2002, respectively. The new exercise price for the options was changed from $3.00 per share to $0.50 per share. We believe the previous issuance of the options and the change in exercise price was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation.

On April 12, 2003, the Company granted options for the purchase of up to 2,500 shares of its common stock at an exercise price of $0.50 per share to Glenn Martin pursuant to the execution of a Stock Option Agreement. The options are set to expire on October 29, 2010. We believe that the issuance of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation.

On March 1, 2004, the Company granted options for the purchase of up to 30,000 shares of its common stock at an exercise price of $0.50 per share to Jack Mann pursuant to the execution of a Stock Option Agreement. The options are set to expire on March 1, 2010. We believe that the issuance of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation.

On May 1, 2004, the Company granted options for the purchase of up to 34,000 shares of its common stock at an exercise price of $0.50 per share to Bruce Benson in connection with his director services and pursuant to the execution of a Stock Option Agreement. The options are set to expire on October 29, 2010. We believe that the issuance of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation.

On July 1, 2004, the Company granted options for the purchase of up to 45,000 shares of its common stock at an exercise price of $0.50 per share to Kathryn Benson Powell pursuant to the execution of a Stock Option Agreement. The options are set to expire on July 1, 2010. We believe that the issuance of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation.

On July 21, 2004, the Company granted options for the purchase of up to 1,034,000 share of its common stock at an exercise price of $0.01 per share to Alphonse Cassone in connection with his services as an Officer and Director of the Company. Mr. Cassone prior to this had not received any compensation for his services. A Stock Option Agreement was executed granting these options. The options are set to expire on July 21, 2010. We believe that the issuance of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation.

On August 1, 2004, the Company entered into a consulting agreement with John Daly whereby the Company agreed to grant options of 2,500 shares per month during the term of the agreement for a total of 30,000 options to purchase its common stock. The options have an exercise price of $0.50 per share. We believe that the issuance of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation.

On November 1, 2004, the Company granted options for the purchase of 10,000 shares of its common stock at an exercise price of $0.50 per share to James Handlin pursuant to the execution of a Stock Option Agreement. The options are set to expire on July 1, 2010. We believe that the issuance of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation.

On April 6, 2005, the Company granted options for the purchase of 50,000 shares of its common stock at an exercise price of $0.50 per share to Robert A. Maheu pursuant to the execution of a Stock Option Agreement. The options are to vest by April 6, 2006 and will expire on April 6, 2011. We believe that the issuance of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation.

On April 6, 2005, the Company granted options for the purchase of 100,000 shares of its common stock at an exercise price of $0.50 per share to Somer Hollingsworth pursuant to the execution of a Stock Option Agreement. The options are to vest in increments of 50,000 on April 6, 2005 and April 7, 2006. The options are set to expire by April 6, 2010 and April 6, 2011, respectively. We believe that the issuance of the options was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2). The shares were issued directly by the Company and did not involve a public offering or general solicitation.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

UNDERTAKINGS

A.	The undersigned registrant hereby undertakes to:

(1)          File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         Include any additional or changed material information on the plan of distribution.

(2)          For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)          File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B.

(1)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(2)         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada on February 13, 2006.

MEDSONIX, INC.

By: /s/ Alphonse Cassone

Alphonse Cassone, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Alphonse Cassone	President, CEO,	February 13, 2006
Alphonse Cassone	Chairman, Secretary
Chief Accounting Officer and Treasurer

/s/ Bruce Benson	Vice-President
Bruce Benson	Director	February 13, 2006

/s/ Todd Zang	Director	February 13, 2006
Todd Zang

EXHIBIT INDEX

Exhibit Number	Description
2*	Acquisition Agreement between Medsonix, Inc., Sonic Wellness Centers, Inc. and Advanced Acoustic Technologies, dated August 26, 2002.
2a*	Amendment to Acquisition Agreement between Medsonix, Inc., Sonic Wellness Centers, Inc. and Advanced Acoustic Technologies, dated March 31, 2003.
3(i)*	Amended and Restated Articles of Incorporation for Medsonix, Inc. dated January 28, 2005.
3(ii)*	Amended and Restated Bylaws of Medsonix, Inc. dated January 28, 2005.
4*	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock issued to DaVinci-Franklin Fund I, LLC
5*	Legal Opinion of Stoecklein Law Group
10.1*	Exclusive License Agreement between Medsonix, Inc. and Alphonse Cassone, dated February 8, 2006.
10.2*	Series A Convertible Preferred Securities Purchase Agreement between Medsonix, Inc. and DaVinci-Franklin Fund I, LLC, dated February 18, 2005.
10.3*	Investor Rights Agreement between Medsonix, Inc. and DaVinci-Franklin Fund I, LLC, dated February 18, 2005.
23.1*	Consent of De Joya Griffith & Company, LLC – Dated February 13, 2006.
23.2*	Consent of Legal Counsel (Stoecklein Law Group)

* Filed herewith